UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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AUXILIUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

April 30, 2010

AUXILIUM PHARMACEUTICALS, INC.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2010

The 2010 Annual Meeting of Stockholders (the “Meeting”) of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at its offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Thursday, June 3, 2010, at 9:00 a.m., local time. The purpose of the Meeting shall be to consider and act upon the following matters:

(1)	To elect nine directors to serve until the Company’s 2011 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2)	To approve the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares;

(3)	To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(4)	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The holders (the “Stockholders”) of the Company’s common stock of record at the close of business on April 5, 2010 (the “Record Date”), are entitled to notice of and to vote at the Meeting, or any adjournments or postponements thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, for a period of 10 days prior to the Meeting and on the day of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED RETURN ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,

Jennifer Evans Stacey, Esq.

Secretary

Malvern, Pennsylvania

April 30, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 3, 2010

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2009 Annual Report to Stockholders are available at http://ir.auxilium.com.

AUXILIUM PHARMACEUTICALS, INC.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2010

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Auxilium Pharmaceuticals, Inc. (referred to herein as “Auxilium”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2010 Annual Meeting of Stockholders to be held on Thursday, June 3, 2010, (the “Meeting”) at its offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, at 9:00 a.m., local time, and at any adjournments or postponements thereof.

•	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to our stockholders of record as of April 5, 2010 (the “Record Date”) for the first time on or about April 30, 2010. In this mailing, we are also including our Annual Report to Stockholders (“2009 Annual Report”) for the fiscal year ended December 31, 2009 (“Fiscal 2009”). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and 2009 Annual Report so that our record holders could supply these materials to the beneficial owners of shares of our common stock as of the Record Date.

Information About the Meeting

When is the Meeting?

The Meeting will be held at 9:00 a.m., local time, on Thursday, June 3, 2010.

Where is the Meeting?

The Meeting will be held at our offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355.

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the Meeting or any adjournments or postponements thereof.

Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. All stockholders must check in at the registration desk at the Meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all stockholders are entitled to cast as of the Record Date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Meeting for purposes of a quorum. On the Record Date, there were 47,320,599 shares of our common stock outstanding.

What are the recommendations of the Board?

Unless you instruct otherwise on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

•	Proposal 1: Election of Directors—FOR ALL NOMINEES;

•

Proposal 2: FOR approval of the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares;

•

Proposal 3: FOR the ratification of the selection by the Audit and Compliance Committee (the “Audit Committee”) of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (“Fiscal 2010”).

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

Information About Voting

Who can vote at the Meeting?

All stockholders of record at the close of business on the Record Date, April 5, 2010, are entitled to vote at the Meeting and any adjournments or postponements of the Meeting.

What are the voting rights of the holders of the common stock?

Holders of our common stock will vote on all matters to be acted upon at the Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Meeting.

How do I vote?

You may attend the Meeting and vote in person. Alternatively, you may vote your shares by proxy by mail. To vote by mail, simply complete, sign and date your Proxy Card and return it in the postage-paid return envelope provided for receipt by us prior to June 3, 2010 (Proxy Cards received on or after June 3, 2010 will not be counted). Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Meeting or any adjournments or postponements thereof.

If you want to vote in person at the Meeting and you hold shares of our common stock in street name, you must obtain a Proxy Card from your broker and bring that Proxy Card to the Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the Record Date and valid picture identification, such as a driver’s license or passport.

Is my vote confidential?

Yes. Proxy Cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Auxilium and its stockholders.

What if I do not indicate my preference on the Proxy Card?

If you do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted as follows:

(i)	Proposal 1: Election of Directors—FOR ALL NOMINEES;

(ii)	Proposal 2: FOR approval of the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares; and

(iii)	Proposal 3: FOR the ratification of the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2010.

As to other matters as may properly come before the Meeting or any adjournments or postponements thereof, the persons named in the proxy will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my Proxy Card?

Yes. Even after you have submitted your Proxy Card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Auxilium either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and request to recast your vote. Attendance at the Meeting will not, by itself, revoke a previously granted proxy. For information regarding how to vote in person, see “How do I vote?” on page 3.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. A plurality means that the nine nominees receiving the most votes for election to a director position are elected as directors. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the nine candidates with the most affirmative votes will be elected at the Meeting.

Proposal 2: Approval of the amended and restated Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan. The affirmative vote of a majority of the votes cast at the Meeting is required to adopt and approve the amendment and restatement of the Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares, provided a quorum is present in person or by proxy. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2010, provided a quorum is present in person or by proxy. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

What is a broker non-vote?

A broker non-vote occurs when a broker submits a Proxy Card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors and the approval of, and amendments to, stock plans. Due to a change in New York Stock Exchange rules applicable to stockholder meetings held on or after January 1, 2010, an uncontested election of directors is no longer considered a routine matter and therefore brokers will no longer be entitled to exercise discretion to vote shares in an uncontested election of directors if the stockholder does not give voting instructions. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters and may not be voted on routine matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2009 Annual Report to Stockholders are available at http://ir.auxilium.com.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

At the Meeting, nine directors are to be elected to hold office until the next Annual Meeting of Stockholders after his or her election or until his or her resignation or removal.

The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A plurality means that the nine nominees receiving the most votes for election to a director position are elected as directors. Votes may be cast (i) FOR ALL NOMINEES, (ii) WITHHOLD FOR ALL NOMINEES or (iii) FOR ALL NOMINEES except as noted by you on the appropriate portion of your Proxy Card. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. Thus, the nine candidates with the most FOR votes will be elected at the Meeting.

The names and biographies of the nominees for election to our Board appear below. With the exception of Dr. Paul A. Friedman, each of these nominees is currently a member of the Board. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the named nominees will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

	Age	Served as a Director Since	Position with Auxilium

Rolf A. Classon	64	May 2004	Chairman of the Board of Directors

Al Altomari	51	December 2005	Director

Armando Anido	52	July 2006	Chief Executive Officer, President and Director

Edwin A. Bescherer, Jr.	76	April 2004	Director

Philippe O. Chambon, M.D., Ph.D.	52	October 2003	Director

Oliver S. Fetzer, Ph.D.	45	December 2005	Director

Paul A. Friedman, M.D.	67		Director

Renato Fuchs, Ph.D.	67	June 2007	Director

William T. McKee	48	March 2009	Director

The principal occupations and business experience, for at least the past five years, and the key experience, attributes and qualifications of each director nominee are as follows:

Rolf A. Classon was appointed as the Chairman of our Board of Directors in April 2005. He formerly served as Vice Chairman from March 2005 to April 2005 and has served as one of our directors since May 2004. Mr. Classon currently serves as Chairman of Hill-Rom Corporation, where he also served as Interim CEO from May 2005 until March 2006. Mr. Classon also currently serves as a member of the Board of Directors of Millipore Corporation, Enzon Pharmaceuticals, Inc. and Eurand N.V. From October 2002 until July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. Between 1995 and 2002, he served as President of Bayer Diagnostics; and from 1991 to 1995, he served as Executive Vice President of Bayer Diagnostics. Prior to that, he held various management positions with Pharmacia Corporation. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering in 1965 and a Business Degree from the Gothenburg University in 1969. With over 40 years in the pharmaceutical industry, Mr. Classon brings valuable insights into all facets of our business. In addition, as a result of Mr. Classon’s years of board experience for numerous companies, he brings valuable knowledge of corporate governance and provides valuable oversight.

Al Altomari has served as one of our directors since December 2005. Mr. Altomari served as Chief Executive Officer of Barrier Therapeutics, Inc. from April to September 2008 and served as a member of its Board of Directors from January to September 2008. From February 2006 to March 2008, Mr. Altomari served as Chief Operating Officer of Barrier. Mr. Altomari joined Barrier in August 2003 and served as its Chief Commercial Officer from August 2003 until February 2006. Mr. Altomari currently serves as Chairman of the Board of Directors of Agile Therapeutics, Inc. and serves as a director of Signum Biosciences, Inc. and Quinnova Pharmaceuticals, Inc. Previously, Mr. Altomari held progressively senior positions at Johnson & Johnson companies during his 21 years at that company. His most recent role at Johnson & Johnson companies was as General Manager of OrthoNeutrogena, where he managed the integration of Ortho Dermatological and Neutrogena Professional. He received his B.S. degree with a dual major in Finance and Accounting from Drexel University and an M.B.A. from Rider University. Mr. Altomari brings valuable sales and marketing, business development, product launch, financial and general management experience to the Board from his more than 25 years in the pharmaceutical industry.

Armando Anido has served as one of our directors since July 2006 and as our Chief Executive Officer and President since July 2006. Since August 2003, Mr. Anido has served as a director of Adolor Corporation and currently serves as Chairman of the Governance and Nominating Committee. Mr. Anido has over 25 years of biopharmaceutical experience. Prior to Auxilium, he was the Executive Vice President, Sales and Marketing for MedImmune, Inc., a biotechnology company focused on developing and marketing products in the therapeutic areas of cancer, infectious disease and immune regulation, where he was responsible for worldwide commercialization of their portfolio. He also served on MedImmune’s Executive Committee and Product Development Committee. Prior to joining MedImmune in 1999, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he served as Vice President, Central Nervous System Marketing after joining the company as Director, HIV Marketing. Mr. Anido was employed by Lederle Labs from 1989 to 1995 in various commercial roles, culminating as Vice President, Anti-infectives. Mr. Anido received his B.S. in Pharmacy and his M.B.A. in Marketing and Finance from West Virginia University. Mr. Anido provides valuable commercial, operations and management experience to the Board from his more than 25 years in the pharmaceutical industry.

Edwin A. Bescherer, Jr. has served as one of our directors since April 2004. Mr. Bescherer was also one of our directors from February 2000 to October 2003. From January 2004 to June 2005, Mr. Bescherer served as a director of Sybari Software, Inc. From 1978 to 1995, Mr. Bescherer served in a variety of management positions at Dun & Bradstreet Corporation, including as Executive Vice President, Finance and Chief Financial Officer from 1987 to 1995, as Senior Vice President, Finance and Chief Financial Officer from 1982 to 1987, and as Vice President, Controller from 1978 to 1982. Mr. Bescherer holds a B.S. from Purdue University. Through his many years of experience as a chief financial officer and in numerous other financial positions, Mr. Bescherer brings financial and oversight experience to the Board.

Philippe O. Chambon, M.D., Ph.D., has served as one of our directors since October 2003. Since July 2005, Dr. Chambon has been a Managing Director of New Leaf Venture Partners, L.L.C., a venture capital firm (New Leaf Venture Partners is an investment manager to the Sprout Group, which beneficially owns approximately 6.2% of our common stock) see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 47. Previously, Dr. Chambon was a General Partner of The Sprout Group, a private equity firm and venture capital affiliate of Credit Suisse First Boston, an investment bank. Dr. Chambon also serves as Chairman of the Board of NxStage Medical, Inc. and is a member of the Compensation and Finance Committees. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University. Through his years in the pharmaceutical and consulting industries as well as through his venture capital experience, Dr. Chambon brings valuable experience in strategic product development, operations, oversight and corporate governance to the Board as well as insight into the capital markets.

Oliver S. Fetzer, Ph.D., has served as one of our directors since December 2005. In April 2009, Dr. Fetzer was appointed President and Chief Executive Officer of Cerulean Pharma Inc. From July 2004 until September 2007, Dr. Fetzer served as Senior Vice President, Corporate Development and Research & Development at

Cubist Pharmaceuticals, Inc. From January 2003 to July 2004, he served as Cubist Pharmaceuticals, Inc.’s Senior Vice President, Corporate Development and Chief Business Officer and, from July 2002 until January 2003, he served as its Senior Vice President, Business Development. Before his time at Cubist Pharmaceuticals, Inc., starting in 1993, Dr. Fetzer held various positions of increasing responsibility at the Boston Consulting Group (BCG), a leading management consulting firm, including Consultant, Project Leader, Manager and Vice President and Director. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston (South Carolina), a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina and an M.B.A. from Carnegie Mellon University. Through his years of experience as an executive in the pharmaceutical industry, Dr. Fetzer brings valuable strategy and corporate development, drug discovery and development, medical affairs and project management experience to the Board.

Paul A. Friedman, M.D. is a nominee to our Board. Dr. Friedman has served as Chief Executive Officer and a director of Incyte Corporation since 2001. From 1994 to 1998, Dr. Friedman served as President of Research & Development for the DuPontMerck Pharmaceutical Company; and from 1998 to 2001 as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of the DuPont Company. From 1991 to 1994, he served as Senior Vice President at Merck Research Laboratories. Prior to his tenures at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a diplomat of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. Dr. Friedman was a director of Bausch & Lomb Incorporated from June 2004 until its acquisition in October 2007 and a director of Sirtris Pharmaceuticals, Inc. from March 2008 until its acquisition in June 2008. He received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School. If elected, Dr. Friedman’s more than 20 years of experience in the pharmaceutical industry would bring management and research and development expertise to the Board. In addition, his experience as a director of other publicly held life sciences and healthcare companies would bring further oversight and corporate governance experience to the Board.

Renato Fuchs, Ph.D., has served as one of our directors since June 2007. From August 2006 to June 2007, Dr. Fuchs was Senior Vice President, Manufacturing and Technical Operations of Altus Pharmaceuticals, Inc. From March 2002 to August 2006, Dr. Fuchs was Senior Vice President, Manufacturing and Operations at Shire HGT (previously Transkaryotic Therapies, Inc.) Previously, he spent nine years at Chiron Corporation, most recently as Senior Vice President of BioPharmaceuticals. From 1988 to 1993, Dr. Fuchs held advancing Vice President-level positions at Centocor, Inc. Prior to 1988, Dr. Fuchs spent 15 years at Schering-Plough Corporation. Dr. Fuchs received a B.S. in Chemical Engineering from the Universidad del Valle, Cali, Colombia and an M.S. and Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. With over 35 years in the pharmaceutical industry, Dr. Fuchs brings valuable manufacturing, development and operations experience to the Board.

William T. McKee has served as one of our directors since March 2009. Until March 2010, Mr. McKee served as the Executive Vice President and Chief Financial Officer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited (“Teva”) and the successor entity to Barr Pharmaceuticals, Inc. (“Barr”), a NYSE listed company, which was acquired by Teva on December 23, 2008. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as Director of International Operations and Vice President-Finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA’s, and from 1983 until 1990, he worked at Deloitte & Touche. Mr. McKee received a Bachelor of Business Administration from the University of Notre Dame. Through his years of experience as a chief financial officer and a public accountant, Mr. McKee provides valuable financial and leadership experience to the Board.

THE BOARD BELIEVES THAT THE ELECTION OF THE NOMINEES FOR DIRECTOR IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTOR.

Proposal 2: Approval of the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan

Our Board of Directors amended and restated the Plan on April 18, 2010, and is submitting the amended and restated Plan to our stockholders for approval. The purpose for the amendment and restatement of the Plan and the request for stockholder approval at this time is to increase the number of shares of Common Stock reserved for issuance under the Plan from 300,000 shares to 800,000 shares.

A summary of the material features of the Plan is set forth below. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this Proxy Statement.

Material Terms of the Plan

General. The Plan provides for eligible employees to designate in advance of specified offering periods a percentage of compensation to be withheld from their pay and applied toward the purchase of shares of our common stock. The Plan was originally adopted by the Board of Directors effective July 1, 2006 and approved by our stockholders on June 6, 2006. The Plan was amended in October 2006 to make the anti-dilution adjustment provision mandatory and in July 2007 to provide for automatic enrollment from one offering period to a subsequent offering period for any participant who remains an eligible employee on the start state of such subsequent offering period. The amended and restated Plan was adopted by the Board of Directors on April 18, 2010, subject to stockholder approval at the Annual Meeting.

Administration. The Plan is administered by the Compensation Committee, or any other committee appointed by the Board for such purpose. All references to the Plan Administrator herein will be deemed to refer to the Compensation Committee or such other committee appointed by the Board of Directors to administer the Plan. The Plan Administrator has the authority to make, adopt, interpret and enforce rules and regulations in accordance with the terms of Plan.

Shares Available for Issuance Under the Plan. The number of shares of our common stock reserved for issuance under the Plan will be limited to 800,000 shares, including the 500,000 share increase subject to stockholder approval pursuant to this Proposal 2. The shares issuable under Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market.

Adjustments. In connection with stock splits, stock dividends, spinoffs, recapitalizations and other designated events affecting our common stock, the Plan Administrator will make adjustments as it deems appropriate to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per participant on any purchase date, the maximum number and class of securities purchasable in total by all participants on any purchase date, and the number and class of securities and the price per share in effect under each outstanding option, in order to prevent the dilution or enlargement of benefits thereunder.

Eligibility. Each of our employees and employees of our subsidiaries participating in the Plan who are regularly expected to work more than 20 hours per week and for more than five months per calendar year will be eligible to participate in Plan. Under the requirements of the Internal Revenue Code, an employee who owns 5% or more of the total combined voting power of all classes of our stock is not eligible to participate in the Plan. For purposes of determining who is a 5% owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account. As of April 5, 2010, approximately 435 employees, including six executive officers, were eligible to participate in the Plan.

Offering Period. Under the Plan, there will be a series of consecutive offering periods. Unless the Plan Administrator determines otherwise prior to the beginning of an offering period, each offering period will begin at six-month intervals on each January 1 and July 1 and last for six months, ending on June 30 or December 31, as the case may be. If any of the designated dates is not a business day, such date will be moved to the next business day.

Participation. Each eligible employee who elects to participate in an offering period will be granted an option to purchase shares of Company common stock on the first day of the offering period. The option will automatically be exercised on the last day of the offering period, which is the purchase date, based on the employee’s accumulated contributions to the Plan. The purchase price of each share of our common stock under the Plan will be equal to 85% of the lesser of the fair market value per share of our common stock on the first day of the offering period or the fair market value per share of our common stock on the last day of the offering period. As of April 5, 2010, the fair market value per share of our common stock was $33.93.

Participants will generally be permitted to allocate up to 10% of their compensation to purchase shares of our common stock under the Plan.

Maximum Number of Purchasable Shares. The maximum number of shares of common stock that a participant may purchase on any purchase date may not exceed 15,000 shares, and the maximum number of shares purchasable in the aggregate by all participants in the Plan on any one purchase date may not exceed 150,000 shares, subject to adjustment by the Plan Administrator prior to the beginning of the offering period and subject to share adjustments as described above. In addition, no participant may purchase more than $25,000 worth of our common stock under the Plan during each calendar year.

Cessation of Participation. Participants may stop their participation in the Plan at any time during any offering period. Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her outstanding options until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability. No options will be assignable or transferable by the participant, and the options will be exercisable only by the participant.

Change of Control. If we experience a change of control while the Plan is in effect, all outstanding options under the Plan will automatically be exercised immediately prior to the effective date of the change of control. The purchase price for each share of common stock under the Plan on such purchase date will be equal to 85% of the lesser of the fair market value per share of common stock on the first day of the offering period or the fair market value of our stock immediately prior to the change of control. If a change of control occurs, the limitation on the aggregate number of shares that all participants may purchase on the purchase date will not apply.

In general terms, a change of control under the Plan occurs if:

•	a person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

•

we merge with another entity, unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	we sell or dispose of all or substantially all of our assets;

•	we are liquidated or dissolved; or

•

after June 6, 2006, directors are elected to our Board of Directors such that a majority of the members of our Board of Directors will have been members of our Board of Directors for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

Amendment. The Board may amend or terminate the Plan at any time, with such amendment or termination to become effective immediately following the close of the existing offering period. The Board may amend or terminate the Plan immediately at any time if the Board deems such amendment or termination is appropriate to reduce or eliminate compensation expense for financial reporting purposes in connection with the Plan. The Board of Directors may not amend the Plan without stockholder approval if such amendment increases the number of shares of common stock issuable under the Plan (except for permissible adjustments in the event of changes in our capitalization), alters the purchase price formula to reduce the purchase price payable for shares purchasable under Plan, or modifies the eligibility requirements under the Plan.

Termination. Unless sooner terminated by the Board, the Plan will terminate upon the earliest of (i) June 30, 2016, (ii) the date all shares available for issuance under the plan have been issued; or (iii) the date all options are exercised in connection with a change in control.

Plan Purchases

The following table sets forth the number of shares of our common stock purchased under the Plan from January 1, 2009 through December 31, 2009 and the weighted average purchase price paid per share, for each of our named executive officers, current executive officers as a group and all employees as a group, excluding executive officers, who elected to participate in the Plan during 2009. The members of the Company’s Board that were not also employees of the Company were not eligible to participate in the Plan.

Name and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price ($)

Jyrki Mattila, M.D., Ph.D.	686	25.483

Jennifer Evans Stacey, Esq.	375	24.650

All current executive officers as a group (two persons)	640	24.669

All employees, including current officers who are not executive officers, as a group (248 persons)	59,329	24.857

New Plan Benefits

No options will be granted on the basis of the increase to the share reserve of the Plan unless our stockholders approve the amended and restated Plan at the Annual Meeting.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Plan and with respect to the sale of common stock acquired under the Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the options. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will generally be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired.

Accounting Treatment

The grant date fair value of each option granted will be charged as a direct compensation expense to our reported earnings over the offering period to which that option pertains. The grant-date fair value of each such option will be determined in accordance with an appropriate Black-Scholes option valuation formula that satisfies the standards of FASB Accounting Standards Codification Topic 718.

THE BOARD BELIEVES THAT THE AMENDMENT AND RESTATEMENT OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Subject to ratification by our stockholders, the Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2010. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since October 2005. PricewaterhouseCoopers LLP has informed us that they are not aware of any additional independence-related relationships between their firm and us other than the professional services discussed in “Independent Registered Public Accounting Firm Fees and Other Matters” below. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2010. Votes may be cast (i) FOR, (ii) AGAINST or (iii) may ABSTAIN. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against for purposes of determining whether the proposal is approved. Broker non-votes are not counted as votes cast or shares voting on this proposal and will have no effect on the voting on this proposal.

Although stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection. If this Proposal 3 is not approved at the Meeting, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee of the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

THE BOARD BELIEVES THAT THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010 IS IN THE BEST INTERESTS OF AUXILIUM AND ITS STOCKHOLDERS AND THEREFORE, THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

Independent Registered Public Accounting Firm Fees and Other Matters

Aggregate “Audit Fees” paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, for professional services rendered with respect to Fiscal 2009 and for the fiscal year ended December 31, 2008 (“Fiscal 2008”) were $556,500 and $548,005, respectively. These amounts consist of fees paid for professional services rendered with respect to the audit of our consolidated financial statements for Fiscal 2009 and 2008, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees associated with comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission (the “SEC”). In addition, “All Other Fees” paid to PricewaterhouseCoopers LLP during Fiscal 2009 and 2008 amounted to $425,613 and $-0-, respectively, and principally represented advisory and internal control services related to the implementation of a Learning Management System.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2009 and Fiscal 2008.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the Meeting or any adjournments or postponements thereof, it is intended that holders of the proxies will vote thereon in their discretion.

Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on December 31, 2010 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Jennifer Evans Stacey, Esq., Secretary of Auxilium, at the address set forth below.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board and of other business that stockholders wish to present for action at an Annual Meeting of

Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 as described above). Such nominations and proposals, other than those made by or on behalf of the Board, must be made by notice in writing delivered to the Secretary at the address set forth below, and received no earlier than February 3, 2011 and no later than March 5, 2011, assuming that the 2011 Annual Meeting of Stockholders is to be held between May 13, 2011 and August 2, 2011, as we currently anticipate. In the event that the 2011 Annual Meeting of Stockholders is not held between May 13, 2011 and August 2, 2011, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2011 Annual Meeting of Stockholders and no later than 90 days before the date of the 2011 Annual Meeting of Stockholders or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of our bylaws can be obtained without charge from the Secretary.

Proposals and notices mailed should be addressed to Jennifer Evans Stacey, Esq., Secretary, Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, PA 19355.

CORPORATE GOVERNANCE

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. Our Code of Conduct contains written standards designed to deter wrongdoing and to promote:

•	honest and ethical conduct by our directors, officers and employees, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we submit to the SEC and in our other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of our Code of Conduct to appropriate persons or through our hotline; and

•	accountability for adherence to our Code of Conduct.

Our Code of Conduct is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our web site under the heading “For Investors—Corporate Governance.”

Committees and Meetings of our Board of Directors

Board of Directors. The Board held seven meetings during Fiscal 2009. Throughout this period, each member of the Board attended or participated in at least 75% of the aggregate of the total number of duly constituted meetings of the Board held during the period for which such person had been a director, and the total number of meetings held by all committees of the Board on which each such director served during the periods the director served. The Board has three standing committees: the Compensation Committee, the Audit and Compliance Committee and the Nominating and Corporate Governance Committee, each of which operates under a charter that has been approved by the Board. Each of these charters is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Our Corporate Governance Guidelines provide that directors are expected to attend our Annual Meeting of Stockholders. Eight out of nine of our directors attended the 2009 Annual Meeting.

Compensation Committee. Our Compensation Committee Charter is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Specific responsibilities of our Compensation Committee include:

•	establishing and periodically reviewing our compensation philosophy and the adequacy of our compensation plans and programs;

•	preparing our report on executive compensation for inclusion in our annual proxy statement in accordance with SEC rules and regulations;

•	reviewing and approving compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans; and

•	reviewing and making recommendations to our Board with respect to incentive compensation and equity plans.

Our Compensation Committee is composed solely of “independent directors” under applicable Nasdaq listing standards. The members of our Compensation Committee are Dr. Fetzer (Chairman), Dr. Chambon and Mr. Classon. Our Compensation Committee held 10 meetings during Fiscal 2009.

Audit and Compliance Committee (the “Audit Committee”). Our Audit Committee Charter is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Our Audit Committee assists the Board in its oversight and review of:

•	our accounting and financial reporting processes;

•	the audits of our financial statements, including the integrity of our financial statements;

•	our critical accounting policies and estimates;

•	risk management;

•	our compliance with legal matters;

•	the preparation of the report required to be included in our annual proxy statement in accordance with SEC rules and regulations;

•	the adequacy and effectiveness of our internal controls;

•	our independent auditors’ qualifications and independence; and

•	the performance of our independent auditors.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors, overseeing their work and monitoring the rotation of partners on our engagement team, as required by law. All audit services and all non-audit services to be provided to us by our independent auditors must be approved in advance by the Audit Committee. The Audit Committee also discusses with management and our independent auditors the results of any annual audit and review of our quarterly financial statements.

The members of the Audit Committee are Mr. Bescherer (Chairman), Mr. Altomari, Mr. Classon and Mr. McKee, each of whom is an “independent director” under applicable Nasdaq listing standards. The Board has determined that each of Mr. Bescherer and Mr. McKee is an “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee held 10 meetings during Fiscal 2009.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee Charter is posted on our Web site at www.auxilium.com under the heading “For Investors—Corporate Governance.” Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identify and recommend nominees for election to our Board;

•	develop and recommend to our Board our corporate governance principles; and

•	oversee the evaluation of our Board and management.

Our Nominating and Corporate Governance Committee is composed solely of “independent directors” under applicable Nasdaq listing standards. The members of our Nominating and Corporate Governance Committee are Dr. Chambon (Chairman), Mr. Bescherer, Dr. Fuchs, and Dr. Langer. Our Nominating and Corporate Governance Committee held three meetings during Fiscal 2009.

Board Leadership Structure

Auxilium has a board leadership structure under which the roles of Chairman of the Board and Chief Executive Officer are separate. The Board believes that it is prudent governance to separate these two functions so that the Chairman of the Board can serve as a check and balance to the Chief Executive Officer and so that the Board can exercise a strong, independent oversight function.

Our Board is comprised of eight independent directors and one management director, who also is our Chief Executive Officer and President. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership and are familiar with board processes. For additional information about the backgrounds and qualifications of our directors, see Proposal 1: Election of Directors in this Proxy Statement.

Our Board has three standing committees—Audit, Compensation, and Nominating and Corporate Governance. All of the committees are comprised solely of independent directors and have a separate, independent chair. The chair of each of these committees is responsible for directing the work of the committee in fulfilling its responsibilities, see “Committees and Meetings of our Board of Directors” in this Proxy Statement.

The Board’s Role in Risk Oversight

The Board has primary responsibility for overseeing the Company’s risk management and administers its oversight responsibility for risk management directly and through its Committees, as follows:

•

The Audit Committee periodically discusses with management our policies and guidelines regarding risk assessment and risk management, as well as our major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition, the Audit Committee periodically receives reports from our Director of Internal Audit on his assessment of our risk management process and system of internal control. The Audit Committee also annually reviews our Code of Conduct. The Audit Committee meets regularly with the senior personnel performing our internal audit, our compliance officer under the Code of Conduct, our general counsel, our independent auditors and our outside counsel to review our policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and our Code of Conduct. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting. In addition, the Audit Committee reviews and discusses the annual report of management on the effectiveness of our internal control over financial reporting. The Audit Committee periodically reviews the monitoring systems that we have implemented with respect to compliance with applicable laws and regulations in order to assess the adequacy and proper operation of our monitoring systems in bringing to the attention of the Board the most material compliance risks that we face as it executes on corporate strategy. The Audit Committee meets periodically with the Chief Compliance Officer, General Counsel and other senior personnel responsible for compliance with the applicable legal and regulatory requirements.

•

The Compensation and Nominating and Corporate Governance Committees oversee risks associated with their respective areas of responsibility, including the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

•

The Board is kept apprised of each Committee’s risk oversight and other activities through a report from each Committee Chairman to the full Board. These reports are presented at every regular Board meeting and include discussions of Committee agenda topics, including matters involving risk oversight.

•

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our development activities and our operations. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business.

Director Candidates

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, retention for a fee of search firms, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria contained in the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s understanding of and experience in the pharmaceutical industry, understanding of and experience in accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. While we do not have a formal policy regarding the consideration of diversity in identifying director candidates, the Nominating and Corporate Governance Committee also considers how the candidate can contribute to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin, and professional experience (public, private and non-profit sectors). We believe that the backgrounds and qualifications of our directors as a whole should collectively represent a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate information about the candidate that would be required to be included in a proxy statement under the rules of the SEC, information about the relationship between the candidate and the recommending stockholder, the consent of the candidate to serve as a director and proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned to the Nominating and Corporate Governance Committee via U.S. Mail (including courier or expedited delivery service) to the address set forth below. Assuming that appropriate material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Candidate and related information should be sent to the address listed below:

Nominating and Corporate Governance Committee

c/o Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth herein under the heading “Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting of Stockholders” beginning on page 13.

Communicating with our Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries of such correspondence to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to the Board as a whole should send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 484-321-5996.

Stockholders who wish to send communications on any topic to an individual director in his or her capacity as a member of the Board, may send such communications to the attention of the individual director via U.S. Mail (including courier or expedited delivery service) to the address set forth below or by facsimile at 484-321-5996.

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Report of the Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors of Auxilium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Edwin A. Bescherer, Jr. (Chairman), Al Altomari, Rolf A. Classon, and William T. McKee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies applied by management in the preparation of the Company’s consolidated financial statements, as well as management’s assessment of the effectiveness of the Company’s internal control over financial accounting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant that firm’s independence.

The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss their respective evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting and the scope and plans for their respective audits.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

Respectfully submitted,

By the Audit and Compliance Committee of the Board of

Directors of Auxilium Pharmaceuticals, Inc.

Edwin A. Bescherer, Jr., Chairman

Al Altomari

Rolf A. Classon

William T. McKee

April 30, 2010

Certain Relationships and Related Party Transactions

Review, Approval or Ratification of Transactions with Related Persons. We engage in a process whereby we identify and review all relationships and transactions in which Auxilium and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Auxilium or a related person are disclosed in our proxy statement. The process for the review of all potential related party transactions is documented in our written corporate policies. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our legal department and the Audit Committee consider, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Auxilium;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Auxilium; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Director Independence. The Board has determined that Dr. Friedman, a nominee to our Board, and each of our current directors, except for Armando Anido, is an “independent director” as such term is defined in Marketplace Rule 5605(a)(2) of the Financial Industry Regulatory Authority (“FINRA”) and in the Company’s Corporate Governance Guidelines. The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by FINRA, the SEC, the Internal Revenue Service, the Company’s Corporate Governance Guidelines and applicable committee charters. Our Corporate Governance Guidelines are posted on our web site at www.auxilium.com under the heading “For Investors—Corporate Governance.”

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of the Company’s non-employee directors for 2009. Directors who are employees of the Company receive no compensation for their services as directors or as members of Board Committees.

2009 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (3) ($)	Option Awards (4) (5) ($)		Total ($)
Mr. Altomari	48,500	—	194,421		242,921
Mr. Bescherer	70,000	—	194,421		264,421
Dr. Chambon	104	54,896	194,421		249,421
Mr. Classon	89,362	29,638	648,070		767,070
Dr. Fetzer	25,101	37,399	194,421		256,921
Dr. Fuchs	32,561	4,939	194,421		231,921
Dr. Langer	10,051	27,449	194,421		231,921
Mr. McKee	41,750	—	413,157	(6)	454,907

(1)

During the first half of Fiscal 2009, the non-employee members of the Board other than the Chairman of the Board (Mr. Altomari, Mr. Bescherer, Dr. Chambon, Dr. Fetzer, Dr. Fuchs, Dr. Langer and Mr. McKee), received an annual retainer of $15,000 for all services rendered as directors. The Chairman of the Board, Mr. Classon, received an annual retainer of $90,000 for all services rendered as Chairman. This annual retainer was paid in quarterly installments as of the last day of each of the calendar quarters ending on March 31 and June 30, 2009, respectively. In addition, through June 30, 2009, each non-employee director received the following fees for each meeting of the Board or a committee of the Board attended by the director in person or telephonically:

Meeting	Fee ($)
Board of Directors	2,000

Audit and Compliance Committee
Chairman	3,500
Non-Chairman	1,500

Compensation Committee
Chairman	2,500
Non-Chairman	1,500

Nominating and Corporate Governance Committee
Chairman	2,500
Non-Chairman	1,500

Effective July 1, 2009, pursuant to a plan approved by our Board, each of the non-employee members of the Board (Mr. Classon, Mr. Altomari, Mr. Bescherer, Dr. Chambon, Dr. Fetzer, Dr. Fuchs, Dr. Langer and Mr. McKee), received an annual retainer of $40,000 for all services rendered as directors. The Chairman of the Board, Mr. Classon, received an additional retainer in the amount of $35,000, for a total annual retainer of $75,000. The retainer amount was paid in quarterly installments over the calendar year as of the last day of each calendar quarter beginning with September 30, 2009. Additionally, each non-employee director serving as a chairperson or a member of the Audit and Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee or any Special Ad Hoc Committee after July 1, 2009 received additional cash compensation as follows:

Committee	Retainer ($)
Audit and Compliance Committee
Chairman	30,000
Non-Chairman	15,000

Compensation Committee
Chairman	25,000
Non-Chairman	10,000

Nominating and Corporate Governance Committee
Chairman	10,000
Non-Chairman	5,000

Committee	Fee Per Meeting ($)
Special or Ad Hoc Committee	1,500

(2)

Pursuant to a plan approved by our Board on November 2007, each director may elect to receive shares of Company common stock under our 2004 Equity Compensation Plan in lieu of cash for all or a specified portion of the retainer and attendance fees earned each year. Each director must make the election prior to December 31 of the year preceding the year in which the fees will be earned, and no changes can be made to the election during the year for which the election has been made. Retainer and attendance fees are paid quarterly in arrears. The number of shares to be issued to a director who has elected to receive a portion of his fees in common stock is determined by calculating the total fees owed for a given quarter and dividing that amount by the closing price of a share of Company common stock on the last trading day of the quarter in which the fees were earned.

(3)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for shares of Company common stock issued in lieu of directors’ fees in cash in 2009. The grant date fair values of the stock awards have been determined based on the assumptions set forth in our 2009 Consolidated Financial Statements (Note 15(f), Page 94) in our Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(4)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718 for all stock option awards granted in 2009. The grant date fair values of the stock option awards have been determined based on the assumptions set forth in our 2009 Consolidated Financial Statements (Note 15(f), Page 94) in our Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(5)

In Fiscal 2009, the Company granted nonqualified stock options to purchase 15,000 shares of Company common stock to each of Mr. Altomari, Mr. Bescherer, Dr. Chambon, Dr. Fetzer, Dr. Fuchs, Dr. Langer and Mr. McKee, and nonqualified stock options to purchase 50,000 shares of Company common stock to Mr. Classon. The options have an exercise price of $25.99 per share, the closing market price of a share of Company common stock on the date of grant, June 10, 2009. The options will fully vest or become exercisable one year from the date of grant. The total option awards outstanding for each director as of December 31, 2009 is as follows: Mr. Altomari, 60,000; Mr. Bescherer, 85,000; Dr. Chambon, 90,000; Mr. Classon, 260,000; Dr. Fetzer, 75,000; Dr. Fuchs, 45,000; Dr. Langer, 45,000 and Mr. McKee, 30,000.

(6)

The Company granted nonqualified stock options to purchase 15,000 shares of Company common stock to Mr. McKee upon his appointment to the Company’s Board of Directors on March 18, 2009. The options have an exercise price of $30.61 per share, the closing market price of a share of Company common stock on the date of grant.

Effective July 1, 2009, pursuant to a plan adopted by our Board (the “Non-employee Director Compensation Plan”), each non-employee director will be required to hold 75% of all vested stock options granted to each non-employee director in his or her capacity as one of our directors until he or she ceases to be a director, including any shares of common stock resulting from the exercise of such options, net of shares withheld to satisfy tax obligations with respect to such exercise to the extent permitted under the Company’s 2004 Equity Compensation Plan. The Board has the discretion to make exceptions to this holding requirement in the event of financial hardship or other unique circumstances. See footnote 1 to the Director Compensation Table above for further details regarding the Non-employee Director Compensation Plan.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified. The following table identifies our current executive officers:

Name	Age	Position	Executive Officer Since
Armando Anido (1)	52	Chief Executive Officer, President and Director	July 2006

James E. Fickenscher (2)	46	Chief Financial Officer	May 2005

Jennifer Evans Stacey, Esq. (3)	45	Executive Vice President, General Counsel, Human Resources and Secretary	February 2005

Roger D. Graham, Jr. (4)	47	Executive Vice President, Sales and Marketing	March 2007

Anthony DelConte, M.D. (5)	52	Chief Medical Officer	January 2008

Benjamin J. Del Tito, Jr., Ph.D. (6)	54	Executive Vice President, Regulatory Affairs and Project Management	March 2010

(1)	Armando Anido’s biographical information is set forth under the heading “DISCUSSION OF PROPOSALS—Proposal 1: Election of Directors” beginning on page 6.

(2)

James E. Fickenscher has served as our Chief Financial Officer since May 2005. From January 2000 until April 2004, Mr. Fickenscher served as Senior Vice President, Chief Financial Officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi-Aventis. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as Vice President, Business Development and Strategic Planning and, from that time until 2000, also held the positions of General Manager, Japan and Vice President & General Manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C., he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi-Aventis, in its Collegeville, Pennsylvania and Paris, France offices and at Deloitte-Haskins & Sells, predecessor to Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.

(3)

Jennifer Evans Stacey, Esq. has served as our Executive Vice President, General Counsel, Human Resources and Secretary since June 2006. Ms. Stacey joined the Company as Executive Vice President, General Counsel and Secretary in February 2005. Until April 2004, Ms. Stacey was Senior Vice President, Corporate Communications and General Counsel of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi-Aventis. Ms. Stacey held the General Counsel position from the formation of Aventis Behring in 1995 and also served as Secretary to the Board of Directors. Prior to the formation of Aventis Behring, Ms. Stacey was with Rhône-Poulenc Rorer (predecessor company of Sanofi-Aventis), first at its headquarters in Collegeville, PA and then at its offices in Paris, France as International Counsel. Ms. Stacey began her legal career at King & Spalding in Washington, D.C., where she served as an associate in the Corporate Finance Department. Ms. Stacey graduated with a B.A. from Princeton University and obtained her J.D. from University of Pennsylvania Law School.

(4)

Roger D. Graham, Jr. joined the Company as our Executive Vice President of Sales and Marketing in March 2007. Mr. Graham served as Senior Vice President, Marketing and Sales with the Adolor Corporation from 2005 through 2006. From 2003 until 2005, Mr. Graham was Senior Vice President of Marketing and Sales at Yamanouchi Pharma America. Mr. Graham worked at the Johnson & Johnson family of companies from 1997 until 2003. From 1996 until 1997, Mr. Graham worked at Roche Laboratories. He worked at Schering Plough Corporation from 1987 until 1996. Mr. Graham is a graduate of the University of Kansas with a Bachelor’s of Science degree in Business Administration and holds an M.B.A. in Finance and International Business from Seton Hall University.

(5)

Anthony DelConte, M.D. joined the Company as our Chief Medical Officer in January 2008. Prior to joining Auxilium, Dr. DelConte was Senior Vice President, Clinical Research & Development at Genaera Corporation. He served as Senior Medical Director of U.S. Clinical Development & Medical Affairs at Novartis Pharmaceuticals from 2003 until 2006. Dr. DelConte held various positions of increasing responsibility at Wyeth Pharmaceuticals from 1995 to 2003. Prior to joining Wyeth he was a member of the full time faculty in the Department of Obstetrics and Gynecology at Jefferson Medical College. Dr. DelConte attended Saint Joseph’s University and received his medical degree from the University of Pittsburgh School of Medicine. He completed residency training at Magee-Womens Hospital of the University Health Center of Pittsburgh. Dr. DelConte is a fellow of the American College of Obstetricians & Gynecologists and is a Diplomat of the American Board of Obstetrics and Gynecology.

(6)

Benjamin J. Del Tito, Jr. joined the Company as Senior Vice President of Regulatory Affairs and Quality Assurance in October 2005 and has served as Executive Vice President of Regulatory Affairs and Project Management since March 2010. Prior to Auxilium, Dr. Del Tito served as Vice President, Analytical and QC Operations at Neose Technologies, Inc. from 2003 to 2005. From 1999 to 2003, Dr. Del Tito served as Senior Director, QC Operations at MedImmune Vaccines, Inc. (formerly Aviron, Inc.). From 1998 to 1999, Dr. Del Tito was director of biotechnology and microbiology at AAI, Inc. Dr. Del Tito has also held various positions at North American Vaccine, Inc., SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline), and Centocor, Inc. Dr. Del Tito graduated with a B.A. in Biology from Millersville University, a M.S. in Biochemistry from Western Kentucky University and a Ph.D. in Molecular Biology from Lehigh University.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2009 and explains how the Compensation Committee of our Board of Directors (the “Compensation Committee”) made its compensation decisions for our named executive officers for 2009. These named executive officers are identified in the Summary Compensation Table that immediately follows this discussion and consist of our Chief Executive Officer and President (“CEO”), Armando Anido; our Chief Financial Officer, James E. Fickenscher; and our three other most highly compensated executive officers in 2009, Dr. Jyrki Mattila, Executive Vice President, Business Development, Product Development and Technical Operations; Mr. Roger Graham, Executive Vice President, Sales and Marketing; and Ms. Jennifer Evans Stacey, Esq., Executive Vice President, General Counsel, Human Resources and Secretary. Dr. Mattila’s employment terminated effective March 29, 2010.

Executive Summary

In 2009, the Company met, and in the case of objectives related to Testim® and XIAFLEX® exceeded, its corporate goals established in the beginning of 2009, and the Compensation Committee considered these accomplishments, macroeconomic conditions, data from peer group companies and other factors detailed below in making its compensation decisions. The Company reported record revenues from Testim in 2009, which exceeded the goal set in early 2009. In addition, the Company continued to protect the Testim franchise through its ongoing infringement lawsuit against Upsher-Smith Laboratories, Inc. (“Upsher-Smith”) and by filing a Citizen’s Petition with the U.S. Food and Drug Administration (“FDA”) related to the Abbreviated New Drug Application filed by Upsher-Smith for a generic to Testim. The Company achieved the objectives it set in early 2009 regarding the development of XIAFLEX for Dupuytren’s contracture and Peyronie’s disease. The Company submitted the biologics license application (“BLA”) for XIAFLEX for Dupuytren’s contracture to FDA ahead of schedule in February 2009, which was accepted by FDA and granted priority review. The Company also released top line data from the phase IIb study of XIAFLEX in Peyronie’s disease. The Company also met its goals related to net loss and pre-launch preparedness for XIAFLEX. For these achievements, payouts were made under the 2009 Bonus Plan based on a Corporate Achievement Factor of 135%. With respect to 2010 salaries, the Compensation Committee adjusted Mr. Anido’s base salary by 5.1% in consideration of the comparative peer group data to recognize his strong performance and contributions to the Company’s overall success in 2009. For all other named executive officers the Compensation Committee approved 3.5% merit increases.

Compensation Philosophy

Our compensation philosophy, which is set by the Compensation Committee, is designed to meet our objectives of:

•

providing our executive officers with a compensation package that is competitive with those of executive officers providing similar services for companies of similar size, maturity and market capitalization;

•	motivating our executive officers to achieve our corporate goals and rewarding them for that performance;

•	creating a link between the compensation of our executive officers and our financial performance and stockholder value;

•	providing our stockholders with a long-term, positive return on their investment; and

•	attracting and retaining executives with talent.

We believe that providing a competitive compensation package to each of our executive officers is critical to our ability to achieve the foregoing objectives.

Risk Considerations

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Company’s processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting and other financial, operational and compliance policies and practices (see page 17 of this proxy statement for a full discussion of the role of the Board of Directors in the risk oversight process);

•

Review and approval of corporate objectives by the Board and review of individual executive officer objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking;

•	Base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•	Determination of incentive awards based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	Design of long-term compensation to reward executives for driving sustainable, profitable, growth for stockholders;

•	Vesting periods for equity compensation awards that encourage executives to focus on sustained stock price appreciation; and

•	The mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in the Company’s long-term best interests.

Administration of Our Executive Compensation Program and Determination of Competitive Compensation

The Compensation Committee administers our executive compensation program. The Compensation Committee annually retains an independent consulting firm. This consulting firm reports to the Compensation Committee directly and provides the Compensation Committee with design alternatives for compensation systems and with data regarding the compensation of executive officers at our peer companies in order to assist the Compensation Committee in its determination of whether the overall compensation packages for each of our executive officers are competitive. This data include an analysis of each component of compensation as well as total cash compensation and total overall compensation, which takes into account a valuation of outstanding vested and unvested long-term incentive holdings and a detailed total stockholder return analysis including a “pay for performance analysis” to assure pay alignment with performance. While the peer group data provided by the independent consultant provides useful comparisons, the Compensation Committee uses the data as a guide, not as a rule when establishing the compensation packages we provide to our executives and takes into account other factors as it deems appropriate.

The list of peer companies used in the executive compensation analysis is annually reviewed, updated and approved by the Compensation Committee. In late 2008, Radford, a division of AON the independent compensation consulting firm retained by the Compensation Committee, updated the list of peer group companies in light of industry consolidations and changes in the Company’s projected financial profile so that Radford could provide a report on executive compensation using the updated peer group list in preparation of the Compensation Committee’s February 2009 meeting at which decisions would be made regarding salary increases, bonus awards and long-term incentive awards for 2008 performance. The Compensation Committee’s decisions made at the February 2009 meeting regarding salary increases are discussed below in “Salary.”

In order to update the list of peer companies, Radford first identified all publicly traded, U.S.- headquartered companies in the biotechnology / pharmaceutical industry with the following financial profile, based on the relevant Auxilium data at the time Radford conducted its research.

•	Employee Size: ~ 1/3x (120) to ~ 3x (1,000); and

•	Revenue: ~ 1/3x ($50M) to ~ 3x ($450M); and

•	Market Value: ~ 1/3x ($300M) to ~ 3x ($3.0B).

Then, Radford qualitatively evaluated and refined the comparator pool to identify each company’s developmental stage, leading product focus and business strategy. Radford targeted commercial and later stage biotechnology / pharmaceutical companies that have a similar financial profile with regard to employee size, revenue and market value and product focus / business strategy as compared to Auxilium. Radford examined Auxilium’s historical peer group and peer companies identified by Auxilium management and the Compensation Committee. Radford ultimately selected companies with “best fit” similarities to Auxilium in terms of financial profile, stage of development and product focus.

Applying this methodology, the Compensation Committee approved the following as the list of peer companies:

• Abraxis Biosciences, Inc.	• Isis Pharmaceuticals Inc.

• Acorda Therapeutics Inc.	• The Medicines Company

• Alexion Pharmaceuticals, Inc.	• Medicis Pharmaceutical Corp.

• Alkermes Inc.	• Noven Pharmaceuticals, Inc.

• BioMarin Pharmaceutical, Inc.	• OSI Pharmaceuticals, Inc.

• Cubist Pharmaceuticals, Inc.	• Savient Pharmaceuticals Inc.

• CV Therapeutics.	• Theravance Inc.

• Enzon Pharmaceuticals, Inc.	• United Therapeutics Corp.

• GTX Inc.	• ViroPharma, Inc.

• Human Genome Sciences	• Xenoport, Inc.

• Indevus Pharmaceuticals, Inc.	• Zymogenetics Inc.

• Intermune Inc.

In late 2009, Radford updated the list of peer group companies in light of industry consolidations and changes in the Company’s projected headcount, financial profile and business focus. In order to update the list of peer companies, Radford first identified all publicly traded, U.S.-headquartered companies in the biotechnology / pharmaceutical industry with the following financial profile, based on the relevant Auxilium data at the time Radford conducted its research:

•	Employee Size: ~ 1/3x (175) to ~ 3x (1,500); and

•	Revenue: ~ 1/3x ($50M) to ~ 3x ($500M); and

•	Market Value: ~ 1/3x ($400M) to ~ 3x ($3.6B).

Then, Radford qualitatively evaluated and refined the broad-spectrum comparator pool to identify each company’s stage of development and business focus. Radford targeted commercial and later stage biotechnology / pharmaceutical companies that have a similar financial profile with regard to employee size, revenue and market value and product focus / business strategy as compared to Auxilium. Radford examined Auxilium’s historical peer group and peer companies identified by Auxilium management and the Compensation Committee. Radford ultimately selected commercial companies that are most similar to Auxilium with regard to financial profile, number of employees and product focus / business strategy.

Applying this methodology, the Compensation Committee approved the following as the list of peer companies:

• Abraxis Biosciences, Inc.	• ISIS Pharmaceuticals Inc.

• Acorda Therapeutics Inc.	• The Medicines Company

• Alexion Pharmaceuticals, Inc.	• Medicis Pharmaceutical Corp.

• Alkermes Inc.	• Noven Pharmaceuticals, Inc.

• BioMarin Pharmaceutical, Inc.	• Onyx Pharmaceuticals

• Cubist Pharmaceuticals, Inc.	• OSI Pharmaceuticals, Inc.

• Dendreon	• Theravance Inc.

• Emergent BioSolutions	• United Therapeutics Corp.

• Enzon Pharmaceuticals, Inc.	• ViroPharma, Inc.

• GTX Inc.	• Xenoport, Inc.

• Human Genome Sciences	• Zymogenetics Inc.

This updated group of peer companies was used by Radford to prepare the comparative compensation data considered by the Compensation Committee in connection with its compensation decisions for our executives taken at its meeting on February 28, 2010 and discussed below under “Short-Term Incentive Awards” and “Long-Term Incentive Awards” below.

In addition, in both late 2008 and 2009, Radford supplemented peer group data with broader life science market data using the Radford Global Life Sciences Survey for 2008 and 2009 with cuts of peer group data and cuts of data based upon headcount (200 to 600 for 2008 and 250 to 800 for 2009) to further ensure comprehensive and competitive market data was evaluated. Where possible, Radford blended peer proxy data and Radford survey data equally. Where peer proxy data was unavailable, Radford blended the survey peer group cut with the survey employee size cut.

In addition to peer group data, the Compensation Committee periodically reviews “tally sheets” for each executive officer in order to analyze the total opportunity for wealth accumulation that is available to each of our executive officers as supplemental data to the Radford report. The tally sheets provide the Compensation Committee with the following information for each of our executive officers to the extent applicable to each executive officer:

•	base salary;

•	bonus target;

•	options granted and vesting schedule;

•	sign on bonus;

•	relocation bonus;

•	restricted stock;

•	medical benefits;

•	retirement benefits;

•	car allowance;

•	individual disability benefit policy;

•	vacation/personal days/company holidays;

•	severance benefits; and

•	change in control benefits.

Our Human Resources Department works with the compensation consultant to match company positions against survey positions and to compile the annual compensation data for each executive officer. Our Human Resources Department does not direct or oversee the activities of the compensation consultant retained by the Compensation Committee.

Timing and Role of Executive Officers in Compensation Decisions

Early in the calendar year, our Board approves our financial and operational objectives for that current year, which are used as the basis of the bonus plan that is approved by the Compensation Committee. The CEO sets functional objectives for each executive officer for that current year. Each executive officer’s functional objectives relate to the corporate function for which such officer is responsible and are intended to align with the financial and operational objectives set by our Board so that each function is providing the support necessary to achieve such objectives. Generally, the Compensation Committee meets each February to determine the overall compensation package for each of our executive officers. In doing so, the Compensation Committee reviews the degree to which we achieved the goals set by our Board for the prior year and the degree to which each of the executive officers achieved their functional objectives for the prior year and their respective contributions to our financial and operational objectives for the prior year. As part of this review, our CEO provides a review of each executive officer’s performance as well as compensation recommendations to the Compensation Committee. He also provides his self-evaluation. The CEO does not make recommendations with respect to his own compensation. While the Compensation Committee utilizes this information, and values the CEO’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee.

The Compensation Committee may review executive compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year.

Elements of Compensation

General

Our compensation package for our executives focuses on four principal elements:

•	salary;

•	short-term incentive awards;

•	long-term incentive awards; and

•	severance and change in control agreements.

We provide additional retirement and other benefits for executives similar to those provided by other corporations in our industry of similar size, maturity and market capitalization. In administering the executive compensation program, the Compensation Committee attempts to strike an appropriate balance among the elements of our compensation program to achieve the compensation objectives listed above. Each of the elements of the program is discussed in greater detail below.

The Compensation Committee does not apply fixed weighting or formulas when it considers the criteria applied to each component of an individual’s overall compensation. Rather, the Compensation Committee exercises its judgment in determining the appropriate amount of each component of an individual’s overall compensation. In particular, because the greater Philadelphia, northern New Jersey and metropolitan New York areas are generally considered to be among the regions in the United States with the most pharmaceutical industry jobs, we believe that we are recruiting and endeavoring to retain talent in one of our industry’s more competitive geographic areas in the country. In 2009, the Compensation Committee placed a heavy emphasis on the compensation packages provided by our peer companies when determining the components and levels of our compensation packages for our executive officers in order to account for this increased competitive environment.

In general, we believe that positioning salaries at the 50th percentile of salaries for comparable executives included in the peer group data enables us to be competitive to attract and retain talented executives. Similarly, we believe that positioning short-term and long-term incentives at or above the 50th percentile for executives who routinely achieve their goals and demonstrate strong performance motivates our executive officers to increase short and long term stockholder value and ultimately their long-term financial gain. To that end, long-term incentive awards remain a significant portion of our executive compensation program. In addition, in determining the overall levels of salary, short-term incentive awards and long-term incentive awards for executive officers, the Compensation Committee also considers talent management (including the recruitment and development of a diverse and superior talent pool), and morale of and productivity of management. Unless we disclose otherwise in the future, the Compensation Committee intends to employ the methodologies described below when considering future grants of short-term and long-term incentive awards.

Salary

The salary level for each executive officer is based principally on the executive’s responsibilities. As indicated above, while we generally seek to position salaries for our executive officers so that the salary corresponds to the 50th percentile of salaries for comparable executives included in the peer group data provided by our compensation consultant, in setting base salaries and determining whether an increase is warranted, the Compensation Committee also gives consideration to:

•	an individual’s experience and skill set;

•	an individual’s performance, which includes the performance of the function(s) for which such individual is responsible against pre-determined functional objectives;

•	prevailing economic conditions, both nationally and within the local region in which the individual works; and

•	internal pay equity.

Taking these considerations into account, we may vary the salary of an individual from the 50th percentile. We believe that base salary is competitive if it is within a range of 10 percent above or 10 percent below the base salary amounts at the 50th percentile for comparable executives, however, we may establish base salary at a level outside this range due to differences in experience, as well as variations in responsibilities, performance and ability.

Based on the peer group data provided by our compensation consultant and taking into consideration the responsibilities of each executive officer and his/her performance, which includes the performance of the function(s) for which such officer is responsible against the pre-determined functional objectives, and his/her overall compensation as set forth on the tally sheets, we adjusted the named executive officers’ base salaries paid in 2009 by the percentages indicated in the chart below.

Name	Adjusted Salary	Percentage Increase
Armando Anido	$528,000	3.5%
James E. Fickenscher	$334,305	3.5%
Jyrki Mattila, M.D., Ph.D.	$349,830	3.5%
Jennifer Evans Stacey, Esq.	$333,063	3.5%
Roger D. Graham, Jr.	$338,962	3.5%

The Compensation Committee was mindful of the macroeconomic climate with respect to 2009 base salaries and while the general employee population could receive a 4.0% merit increase subject to annual performance reviews, the Compensation Committee decided to limit salary increases for the named executive officers to 3.5%.

Short-Term Incentive Awards

Our short-term incentive awards, or bonuses, are cash payments based upon:

•	our annual financial and operational performance; and

•	each executive’s performance, which includes the performance of the function(s) for which such officer is responsible, against pre-determined functional objectives.

We believe that our short-term incentive program motivates our executives to meet and exceed the functional objectives defined by our Chief Executive Officer, or CEO. Our annual corporate goals are established by our Board.

To determine bonuses for performance in fiscal 2009, the Compensation Committee reviewed peer group data regarding the percentage of salary payable as annual bonuses upon achievement of target goals for comparable executives in order to establish compensation that rewards performance and serves to retain key contributors. We targeted total cash (base salary plus bonus) at the 50th percentile with the opportunity to earn up to the 75th percentile based upon performance. We accrue short-term incentive awards for each executive officer, so those amounts are reflected in our financial statements for the year ended December 31, 2009 although they are paid in the first quarter of 2010.

In February 2009, the Compensation Committee approved the 2009 Bonus Plan (in which all employees are eligible to participate). The plan was intended to motivate employees to achieve business goals in 2009, allow us to attract and retain quality employees by remaining competitive in the local employment market and reinforce a pay-for-performance culture.

An employee’s target bonus is calculated by multiplying the employee’s gross earnings in 2009 less any bonus paid in 2009 (“2009 base earnings”) by the specified percentage that is the employee’s target bonus percentage. 75% of each executive officer’s bonus potential is based on the Corporate Achievement Factor and the remaining 25% is based on the Functional Achievement Factor. However, 100% of the CEO’s bonus potential is based on the Corporate Achievement Factor given his overall responsibility for the organization, and his employment agreement specifies that his bonus can range from 0% to 200% of target. The “Corporate Achievement Factor” is determined by the Compensation Committee based on its review of achievements under the 2009 Bonus Plan. The “Functional Achievement Factor” is recommended by the CEO and determined and approved by the Compensation Committee based on performance against functional objectives established at the beginning of each year. The Corporate and Functional Achievement Factors each can range from 0% to 150% based on evaluation of performance. The Corporate Achievement Factor under the 2009 Bonus Plan was based on the following weighted metrics, reflecting financial and operational objectives approved by our Board and designed to yield increased stockholder value:

•

A total of 20% weighting attributed to the Testim franchise with a 35% performance payout resulting from exceeding the $150 million target net sales in fiscal 2009 and the ongoing legal and regulatory actions to defend the Testim franchise;

•

A total of 55% weighting for the completion of specified research and development milestones for XIAFLEX, with a 75% performance payout resulting from exceeding certain milestones including the accelerated submission and acceptance of the XIAFLEX BLA by FDA, in fiscal 2009; and

•

A total of 25% weighting for general corporate objectives, including being within the targeted range for net loss in fiscal 2009 of $35 million to $45 million and timely completion of implementation of information technology systems, which resulted in a 25% performance payout.

In early 2010, the Compensation Committee assessed the performance of the Company against these metrics and determined that awards under the 2009 Bonus Plan should be paid out using a 135% Corporate Achievement Factor for the reasons discussed in the “Executive Summary” above. The 2009 Bonus Plan was established in February 2009 and no changes were made to the plan during the course of the year.

In order to determine the total short-term incentive award to each executive officer for performance in 2009, the Compensation Committee, at its February 28, 2010 meeting, reviewed and considered:

•	the CEO’s review of each executive officer against functional objectives;

•	the officer’s self-evaluation of performance in 2009 against functional objectives;

•	with respect to the CEO, his self-evaluation and feedback on the CEO’s performance from the Board of Directors;

•	the complexity of an individual’s position;

•	new product development;

•	improvements in operational efficiencies;

•	contributions to strategically important goals; and

•	other considerations that the Compensation Committee deemed relevant with respect to a particular individual.

The Functional Achievement Factor for each named executive officer under the 2009 Bonus Plan was based on the performance of the functions for which each named executive officer is responsible against objectives agreed with the CEO at the beginning of 2009. These functional objectives are intended to align with the financial and operational objectives set forth in the 2009 Bonus Plan so that each function is providing the support necessary to achieve such objectives.

•

Mr. Fickenscher is responsible for Finance, Investor Relations and Information Technologies. Mr. Fickenscher also was responsible for Facilities through October 2009. His 2009 functional objectives related to:

-	Achieving fiscal year financial goals and ensuring cash requirements are maintained throughout the year;

-	Managing communications with the investment community and updating the Corporate Communications plan;

-	Developing and implementing the strategic plan regarding the information technology capabilities and requirements necessary to support the launch and ultimate sales of XIAFLEX; and

-	Implementing process systems designed to support production planning and control at the Horsham manufacturing site.

•	Mr. Graham is responsible for Sales and Marketing. His 2009 functional objectives related to:

-	Managing worldwide sales growth and developing an annual business plan for Testim;

-	Developing a full-scale launch preparedness plan for XIAFLEX, including staffing of a sales force within 60 days post product approval;

-	Developing a life cycle management plan for XIAFLEX; and

-	Establishing and integrating the Market Research function in to the commercial business.

•	Dr. Mattila was responsible for Business Development, Product Development and Manufacturing. His 2009 functional objectives related to:

-	Receiving FDA acceptance of the BLA for XIAFLEX for Dupuytren’s contracture;

-	Manufacturing sufficient batches of XIAFLEX bulk drug substance at the Horsham facility to support launch;

-	Oversee manufacturing of Testim; and

-	Evaluating potential out licensing of XIAFLEX to rest of world territory.

•	Ms. Stacey is responsible for Legal, Human Resources and corporate governance as Secretary to the Board. Her 2009 functional objectives related to:

-	Oversight of regulatory compliance;

-	Management of intellectual property matters, including defending the Testim franchise;

-	Providing legal support for preparation of the BLA for XIALFEX for Dupuytren’s contracture, launch preparedness, financing opportunities and business development transactions;

-	Implementing the software to automate the Performance Management and Development Process; and

-	Assessing and enhancing the Human Resources function.

The Compensation Committee assessed the performance of each named executive officer against these metrics and determined that awards under the 2009 Bonus Plan should be paid out using a 112.5% Functional Achievement Factor for Mr. Fickenscher, and a 150% Functional Achievement Factor for both Ms. Stacey and for Mr. Graham. At its meeting on February 28, 2010, the Compensation Committee awarded the following bonus awards for performance in 2009:

Officer	2009 Cash Bonus		2009 Cash Bonus (as % of 2009 Base Earnings) (1)
Armando Anido	$550,000	(2)	105%
James E. Fickenscher	$193,300		58.2%
Jyrki Mattila, M.D., Ph.D. (3)	$69,511	(4)	20%
Jennifer Evans Stacey, Esq.	$185,000		55.9%
Roger D. Graham, Jr.	$211,000		62.7%

(1)

2009 target cash bonuses (as % of 2009 base earnings) for the named executive officers were as follows: 75% for Mr. Anido, 45% for Mr. Fickenscher, 40% for Dr. Mattila, 40% for Ms. Stacey, 45% for Mr. Graham.

(2)	In recognition of the Company’s strong overall performance and his contributions in 2009, the Compensation Committee awarded Mr. Anido with a cash bonus equal to 140% of target.

(3)	Jyrki Mattila, M.D., Ph.D. terminated employment with Auxilium effective March 29, 2010.

(4)	Payment of Dr. Mattila’s bonus for 2009 performance was paid as a lump sum on March 26, 2010.

At its meeting on February 28, 2010, the Compensation Committee elected to increase Mr. Anido’s target cash bonus for 2010 from 75% to 80% of his base earnings in 2010 in consideration of peer group data for total cash compensation for chief executive officers and to pay for performance.

Long-Term Incentive Awards

Our long-term incentive awards are equity awards in the form of grants of stock options and performance-based restricted stock and awarded based upon achieving corporate and functional objectives for the executive officer. We believe that providing our executive officers with equity awards aligns their interest with those of our stockholders.

To determine long-term incentive awards for performance in fiscal 2009, our Compensation Committee reviewed peer group data regarding long-term incentive awards to executives at the comparator companies. The Compensation Committee generally seeks to position long-term incentive awards for our executive officers so that the awards correspond between the 60th and 75th percentiles of long-term incentive awards for comparable executives included in the peer group data referenced by our compensation consultant, depending upon individual and corporate performance.

Long-term incentive awards are considered an important complement to the elements of our executive officers’ compensation because they align the executives’ interests with stockholders’ interests. A principal factor influencing the market price of our stock is our performance as reflected in our sales, earnings, cash flow and other results. By granting stock options and restricted stock to our executive officers, we believe our executive officers are encouraged to increase stockholder value because the value of the stock option and restricted stock is dependent on the market performance of our common stock following the date of grant. The decision as to whether to grant options and restricted stock is made after an evaluation of what form or mix of equity instruments is needed as a retention/incentive tool for the individual executive based upon industry practice, market conditions and the nature of the individual’s expertise at the time the award is considered. Our stockholders have approved the plans under which such awards are made. The exercise price of our option grants equals the closing market price of our stock on the date of such grant, or if there were no trades on that date, the latest preceding date upon which a sale was reported. The effective date of the grant is the date of the meeting of the Compensation Committee at which the grants are approved. With respect to a newly hired executive, his or her employment agreement, which is approved by the Compensation Committee, specifies that any grant of stock options or restricted stock is effective on the effective date of the employment agreement and that the exercise price of the option grant equals the closing market price of our stock on the date of such grant. The standard options granted by the Compensation Committee to executive officers generally vest at a rate of 25% per year over the first four years of the ten-year option term and provide for full vesting upon a change of control of the Company. Vesting is based solely on the passage of time and is not performance based. We believe that this vesting period provides a meaningful incentive to our executive officers to continue their employment with us.

Options will only yield income to the executive if the market price of our stock is greater at the time of exercise than it was on the date of grant. Awards of shares of restricted stock are subject to forfeiture restrictions, which prohibit the recipient from selling such shares until such forfeiture provisions lapse. Further, restricted stock subject to performance-based restricted stock awards does not vest until a goal specified by the Compensation Committee is achieved, and they are subject to forfeiture restrictions until specified dates set by the Compensation Committee or a change of control of the Company. We select a goal that is closely linked to creation of stockholder value as the performance metric, thereby aligning the goals of the executive with those of the Company. Grants of options and awards of restricted stock provide inducements to the executive officers to remain with us over the long-term, enhance corporate performance and, correspondingly, enhance stockholder value. We do not have stock ownership guidelines or holding requirements for our executive officers.

When determining whether to make grants of stock options or awards of restricted stock, as well as the size of such grants or awards, for fiscal 2009 the Compensation Committee considered:

•	peer group data;

•	the compensation consultant’s recommendation of an equal blend of market competitive equity values and grants as a percent of the Company to evaluate the total potential executive ownership levels;

•	the Compensation Committee’s assessment of each individual’s contribution to the long-term health and growth of Auxilium during fiscal 2009;

•	retention considerations;

•	the Compensation Committee’s experience with the competitive labor market in our industry; and

•

any other considerations that the Compensation Committee deemed relevant with respect to a particular individual, including the accomplishment of operational missions, new product development, improvements in operational efficiencies and contributions to strategically important goals.

At its meeting on February 28, 2010, the Compensation Committee approved the following “standard” nonqualified stock option awards to the Company’s named executive officers (“2010 Stock Option Awards”):

Executive Officer	Title	# of Shares Underlying Standard Nonqualified Stock Option Award (1)
Armando Anido	Chief Executive Officer and President	150,000
James E. Fickenscher	Chief Financial Officer	35,000
Jyrki Mattila, M.D., Ph.D. (2)	Executive Vice President, Business Development, Product Development and Technical Operations	0
Jennifer Evans Stacey, Esq.	Executive Vice President, General Counsel, Human Resources and Secretary	35,000
Roger D. Graham, Jr.	Executive Vice President, Sales and Marketing	35,000

(1)

Each “standard” nonqualified stock option award (i) has an exercise price of $30.20 per share, which was the closing price of the Company’s common stock on the date of grant and (ii) vests 25% on February 28, 2011 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter. The “standard” nonqualified stock option awards are governed by the Company’s 2004 Equity Compensation Plan, as amended and restated on December 1, 2009, and standard form nonqualified stock option agreement, including provision for immediate vesting upon a change of control of the Company, a copy of which was previously filed with the SEC.

(2)	Jyrki Mattila, M.D., Ph.D. terminated employment with Auxilium effective March 29, 2010.

At its meeting on February 28, 2010, the Compensation Committee determined that the performance goal for the 2009 performance-based restricted stock awards for our named executive officers had been met. The performance goal had been established by the Compensation Committee at its February 2008 meeting. Based on the distribution of XIAFLEX for Dupuytren’s contracture into the U.S. sales channels as demonstrated by the first invoice for XIAFLEX issued by the Company to a distributor on or before September 1, 2010, Mr. Anido’s award represented 24,108 shares and the award for each of the other named executive officers represented 9,378 shares, subject to vesting.

In addition, also at its meeting on February 28, 2010, the Compensation Committee approved performance-based restricted stock awards for our named executive officers. The shares of restricted stock subject to such awards will accrue (subject to vesting) based on U.S. net sales of XIAFLEX in the year ending December 31, 2010. Mr. Anido would receive 6,000 to 33,000 shares and the other named executive officers 2,000 to 11,000 shares, as determined by the Compensation Committee in its sole discretion, based on the year-end 2010 U.S. net sales of XIAFLEX.

The performance goal is based on the 2010 budget approved by our Board. Upon achievement of the budgeted 2010 U.S. net sales of XIAFLEX as determined by the Compensation Committee at its meeting expected to be held in the first quarter of 2011, the amount of the award would be approved, subject to vesting. The Company’s ability to achieve the target is difficult to predict, since XIAFLEX is the first non-surgical treatment approved for the treatment of Dupuytren’s contracture and the product was launched in March 2010.

The restricted stock subject to the above performance-based restricted stock awards (i) vests 33 1/3% on the date on which the Performance Goal is achieved with the balance vesting in two equal installments thereafter on the first and second anniversary of the date on which the Performance Goal is achieved, and (ii) are governed by the Company’s 2004 Equity Compensation Plan and standard form restricted stock grant agreement, including provision for immediate vesting upon a change of control of the Company.

Employment Agreements and Potential Payments Upon Termination or a Change of Control

Employment Agreements

We have entered into employment agreements with each of our executive officers. These agreements set forth the terms of the executive officer’s employment and provide severance benefits upon certain types of termination of employment. These agreements are designed to be a part of a competitive compensation package. We believe that entering into severance arrangements with our executive officers provides financial security to an executive officer in the event the executive officer is terminated without cause by providing a meaningful payment to the executive officer. Each executive officer’s employment agreement also provides for certain payments and benefits upon a change of control if the executive’s employment is terminated without cause or the executive resigns for “good reason” within a specified period following the consummation of such change of control. Dr. Mattila’s employment agreement also provides for the foregoing benefits in the event of termination for disability following the consummation of a change in control. We believe that entering into change of control arrangements with our executive officers promotes management stability during a period of uncertainty. Absent such arrangements, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change in control. See “Potential Payments Upon Termination or Change of Control” below for detailed descriptions of the provisions in the employment agreements of our named executive officers related to severance payments and payments made in the event of a change of control.

Additionally, the employment agreements include non-competition, confidentiality, development assignment and non-solicitation covenants.

Potential Payments Upon Termination or Change of Control

The employment agreements with our named executive officers provide for payments and other benefits if we terminate the named executive officers’ employment without cause, or if the named executive officer terminates employment for “good reason” upon or within one year after a change in control for Mr. Anido and Mr. Graham or two years after a change in control for Mr. Fickenscher, Dr. Mattila, and Ms. Stacey. Dr. Mattila’s employment agreement also provides for the foregoing benefits in the event of termination for disability following the consummation of a change in control. The agreements also provide that if a change in control occurs and change in control payments are subject to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”) we will make additional payments to reimburse the executive for the excise and related taxes imposed under the Code. See below for detailed descriptions of the provisions in the employment agreements of our named executive officers related to severance payments and payments made in the event of a change of control. See “Tax Considerations” below for further information regarding the excise tax reimbursement.

Each of the named executive officer’s employment agreements may be terminated by us at any time for cause or upon 30 days written notice without cause. Under the agreements, if a named executive officer’s employment ends for any reason, we will pay accrued compensation and benefits. If we terminate the employment of any of these executives without cause, we will be obligated to pay to that named executive officer severance equal to nine months of the named executive officer’s base salary, and in the case of Mr. Graham, severance equal to nine months of base salary plus bonus, and in the case of Mr. Anido, twelve months of his base salary plus bonus, payable in equal monthly installments. In addition, we would be obligated to pay for continued participation in our group medical, dental and prescription drug programs during the applicable nine-month or twelve-month period after termination of employment or obtain comparable benefits at our cost. Dr. Mattila’s employment agreement also provides for the foregoing benefits in the event of termination for disability. Additionally, all outstanding stock options and stock awards held by the named executive officer at the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as if the named executive officer had remained employed during the severance period, except in the case of Mr. Fickenscher, Dr. Mattila and Mr. Graham who have 90 days from the date of termination to exercise any stock options and awards vested as of that date. For purposes of the employment agreements, cause is defined generally to mean:

•	conviction of, or a plea of guilty to, a felony;

•	intentional and continual failure by the executive to perform his or her material duties, which failure has continued for 30 days after written notice is given to the named executive officer;

•	willful misconduct; or

•	material breach by the executive of the non-competition, non-disclosure, development assignment or non-solicitation covenants in the agreement.

The employment agreements also provide for payments and other benefits if we terminate the named executive officers’ employment without cause, or if the named executive officer terminates employment for “good reason” upon or within one year after a change in control for Mr. Anido and Mr. Graham or two years after a change in control for Mr. Fickenscher, Dr. Mattila and Ms. Stacey. Dr. Mattila’s employment agreement also provides for the foregoing benefits in the event of termination for disability following the consummation of a change in control. In such event, the named executive officer will be entitled to the following change of control severance benefits:

•	a lump sum payment equal to:

•	1.5 times base salary plus 1.5 times average annual bonus in the case of our Chief Executive Officer; or

•	1.25 times the named executive officer’s base salary plus 1.25 times the named executive officer’s average annual bonus in the case of our other named executive officers;

•

continued participation, at our cost, in our group medical, dental and prescription drug programs during the applicable 15-month or 18-month period after termination of employment or payment to obtain comparable benefits at our cost; and

•	immediate vesting of all outstanding options and stock awards.

The agreements also provide that if a change in control occurs and change in control payments are subject to an excise tax under section 4999 of the Code we will make additional payments to reimburse the executive for the excise and related taxes imposed under the Code. See “Tax Considerations” below for further information regarding the excise tax reimbursement. See the table entitled “Potential Payments Upon Termination or Change in Control” on page 45.

For purposes of the employment agreements, good reason includes a substantial reduction of the named executive officer’s duties and responsibilities, relocation to a place of employment more than 50 miles from the named executive officer’s previous place of employment or material reduction in the named executive officer’s base salary. In general, a change of control includes:

•	the acquisition of more than 50% of our outstanding voting securities by any person, entity or group;

•	a merger, unless the holders of our voting shares immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•	a sale of all or substantially all of our assets; and

•

if, after the date on which the agreements are entered into, directors are elected to our board of directors such that a majority of the members of our board of directors will have been members of our board of directors for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

On March 3, 2010, we announced that the employment of Dr. Jyrki Mattila, the Company’s Executive Vice President, Business Development, Product Development and Technical Operations, would terminate on March 29, 2010 (the “Termination Date”). On March 18, 2010, the Company entered into an Agreement and Release (the “Mattila Agreement”) with Dr. Mattila. In accordance with the terms and conditions of the Mattila Agreement, Dr. Mattila will receive:

•	severance payments in the gross amount of $262,372.50, payable in nine monthly installments commencing on April 28, 2010;

•	a lump sum payment of $69,511 as a bonus for achievements in 2009;

•	3,126 shares of stock that vested on February 28, 2010 pursuant to the terms of that certain performance share grant awarded to Dr. Mattila on February 25, 2009;

•	payment for any accrued but unused vacation time through the Termination Date; and

•	continued medical, dental and prescription drug coverage for himself, his spouse and any dependents during the nine-month period following the Termination Date.

In addition, Dr. Mattila has the right to exercise any outstanding stock options that were vested as of the Termination Date until September 30, 2010. Any options and restricted stock held by Dr. Mattila that were not vested as of the Termination Date were forfeited, except for 9,375 of the 11,250 options scheduled to vest on June 6, 2010 pursuant to the terms of that certain non-qualified stock option awarded to Dr. Mattila on June 6, 2006, which shall vest on June 6, 2010, and the remaining options were cancelled. Dr. Mattila shall have the right to exercise such 9,375 options until September 30, 2010.

In consideration for the severance payments and other benefits described above, Dr. Mattila has waived and released any and all claims against the Company.

Dr. Mattila remains bound by the non-competition, confidentiality, development assignment and non-solicitation covenants contained in his Amended and Restated Employment Agreement, dated as of December 18, 2008.

Tax Considerations

Under section 162(m) of the Code, a publicly held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation paid to the chief executive officer and other officers listed on the

Summary Compensation Table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our executives, and certain of our equity awards have been structured to preserve deductibility under section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in our best interests. While we believe that all compensation paid to our executives in 2009 was deductible, some portion of compensation paid in future years may not be deductible as a result of section 162(m). In the event of a change in control, payments to a named executive officer may be subject to an excise tax, and may not be deductible by us, under sections 280G and 4999 of the Code. The employment agreements require that we make additional payments to the named executive officers to reimburse them for excise tax imposed by section 4999 of the Code, as well as other taxes in respect of the additional payments. The employment agreements were implemented to motivate the named executive officers to increase stockholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of significant excise taxes on the named executive officers, and we did not wish to have the provisions of the named executive officers’ agreements serve as a disincentive to their pursuit of a change in control that might otherwise be in our best interests and those of our stockholders. Accordingly, we decided to provide a payment to reimburse the executives for excise taxes payable in connection with change in control payments, as well as any taxes that accrue as a result of our reimbursement. See the table entitled “Potential Payments Upon Termination or Change in Control” on page 45.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Oliver S. Fetzer, Ph.D., Chairman

Philippe O. Chambon, M.D., Ph.D.

Rolf A. Classon

Compensation of Executive Officers

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Armando Anido	2009	524,538	—	693,000	1,080,030	550,000	7,258	2,854,826
Chief Executive Officer, President and Director	2008	500,192	—	—	1,654,200	341,381	12,023	2,507,796
	2007	457,269	—	—	880,800	280,000	10,884	1,628,953

James Fickenscher	2009	332,131	—	312,000	444,972	193,300	4,146	1,286,549
Chief Financial Officer	2008	318,577	—	—	827,100	149,100	4,782	1,299,559
	2007	296,673	—	—	367,000	127,000	4,355	795,028

Jyrki Mattila, M.D., Ph.D. (5)	2009	347,555	—	312,000	444,972	69,511	4,939	1,178,977
Executive Vice President, Business Development, Product Development and Technical Operations	2008	335,500	—	—	827,100	140,900	5,532	1,309,032
	2007	323,654	—	—	367,000	121,000	5,986	817,640

Jennifer Evans Stacey, Esq.	2009	330,897	—	312,000	444,972	185,000	4,558	1,277,427
Executive Vice President, General Counsel, Human Resources and Secretary	2008	316,646	—	—	827,100	131,700	5,134	1,280,580
	2007	291,274	—	—	367,000	111,000	4,859	774,133

Roger D. Graham Jr.	2009	336,766	—	259,500	444,972	211,000	10,192	1,262,430
Executive Vice President, Sales and Marketing	2008	325,705	—	—	827,100	153,900	10,016	1,316,721
	2007	244,615	—	200,850	867,750	133,000	4,918	1,451,133

(1)

This column shows the aggregate grant date fair value, computed in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) for all restricted stock and performance based restricted stock awards granted in each fiscal year. The grant date fair values for the awards granted in 2009 have been determined based on the assumptions set forth in our 2009 Consolidated Financial Statements (Note 15(f), Page 94) in our Form 10-K for the year ended December 31, 2009, as filed with the SEC. The grant date fair values of the performance based restricted stock awards granted in February 2009 were determined based on the probable outcome of the performance conditions as of the date of grant, which was deemed to be a payout of the target number of shares for each named executive officer. If the grant date fair value of these grants would have been calculated assuming a payout of the maximum number of shares, the value for each of our named executive officers would have been the following:

Name	Number of Shares Assuming Maximum Performance (#)	Grant Date Fair Value Assuming Maximum Performance ($)
Anido	27,000	769,500
Fickenscher	10,500	299,250
Mattila	10,500	299,250
Stacey	10,500	299,250
Graham	10,500	299,250

On February 28, 2010, the Compensation Committee awarded 24,108 performance based restricted stock to Mr. Anido and 9,378 shares of performance based restricted stock to each of Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham, based on its evaluation of the actual achievement of the performance criteria. Of the shares granted to Dr. Mattila, 66 2/3% was subsequently forfeited upon Dr. Mattila’s separation from the Company in March 2010.

(2)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC 718, for all stock option awards granted in each fiscal year. The grant date fair values for the stock option awards granted in 2009 have been determined based on the assumptions set forth in our 2009 Consolidated Financial Statements (Note 15(f), Page 94) in our Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(3)

For 2009, this column shows the payments for 2009 performance that were approved by the Compensation Committee in February 2010 and made in March 2010 under the Company’s 2009 Bonus Plan described in the section titled “Short-Term Incentive Awards” in the Compensation Discussion and Analysis.

(4)

The amounts in this column include Company matching contributions under the Company’s 401(k) Plan, term life and disability insurance premiums and, if applicable, gross ups for the payment of taxes paid by the Company for the benefit of each officer. The amounts for 2009 are shown in the following table:

Name	401(k) Plan Company Match ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Gross Ups for the Payment of Taxes ($)
Anido	3,675	648	1,541	1,394
Fickenscher	2,063	648	1,435	0
Mattila	2,750	648	1,541	0
Stacey	2,475	648	1,435	0
Graham	3,363	648	1,474	4,707

In addition to the benefits described above, each of our named executive officers is covered under the Company’s travel accident insurance policy. Since the travel accident insurance policy covers all of the Company’s employees at varying levels, there is no calculable incremental cost to the Company for the additional coverage extended to each of the named executive officers.

(5)

Dr. Mattila’s employment with the Company was terminated as of March 29, 2010. See the section titled “Employment Agreements and Potential Payments Upon Termination or Change in Control” in the Compensation Discussion and Analysis for further discussion of the terms of Dr. Mattila’s termination.

Grants of Plan-Based Awards

The table below sets forth certain information with respect to non-equity incentive plan awards, stock awards and options granted during the fiscal year ended December 31, 2009 to each of our named executive officers listed in the Summary Compensation Table above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold ($)	Target (4) ($)	Maximum (5) ($)	Threshold (#)	Target (#)		Maximum (#)
Anido	1/16/2009	—	—	—	—	—		—		6,000	—		—	180,000
	2/25/2009	—	—	—	—	—		—		—	75,000	(6)	28.50	1,080,030
	2/25/2009	—	—	—	0	18,000	(7)	27,000	(7)	—	—		28.50	513,000
	—	0	393,404	786,807	—	—		—		—	—		—	—
Fickenscher	1/16/2009	—	—	—	—	—		—		3,750	—		—	112,500
	2/25/2009	—	—	—	—	—		—		—	30,900	(6)	28.50	444,972
	2/25/2009	—	—	—	0	7,000	(8)	10,500	(8)	—	—		28.50	199,500
	—	0	149,459	224,188	—	—		—		—	—		—	—
Mattila	1/16/2009	—	—	—	—	—		—		3,750	—		—	112,500
	2/25/2009	—	—	—	—	—		—		—	30,900	(6)	28.50	444,972
	2/25/2009	—	—	—	0	7,000	(8)	10,500	(8)	—	—		28.50	199,500
	—	0	139,022	208,533	—	—		—		—	—		—	—
Stacey	1/16/2009	—	—	—	—	—		—		3,750	—		—	112,500
	2/25/2009	—	—	—	—	—		—		—	30,900	(6)	28.50	444,972
	2/25/2009	—	—	—	0	7,000	(8)	10,500	(8)	—	—		28.50	199,500
	—	0	132,359	198,538	—	—		—		—	—		—	—
Graham	1/16/2009	—	—	—	—	—		—		2,000	—		—	60,000
	2/25/2009	—	—	—	—	—		—		—	30,900	(6)	28.50	444,972
	2/25/2009	—	—	—	0	7,000	(8)	10,500	(8)	—	—		28.50	199,500
	—	0	151,545	227,317	—	—		—		—	—		—	—

(1)	These columns show the threshold, target and maximum payouts for 2009 performance under the Company’s 2009 Bonus Plan.

(2)

The awards shown in these columns are the number of shares of performance-based restricted stock granted under the Company’s 2004 Equity Compensation Plan on February 25, 2009, as described in footnotes (7) and (8) below.

(3)

This column shows the aggregate grant date fair value of common stock, restricted stock and stock option awards computed in accordance with FASB ASC 718 granted to all named executive officers in 2009.

(4)

The amounts in this column were calculated by multiplying each executive’s gross earnings in 2009 less any bonus paid in 2009 by that executive’s bonus target percentage as described in the section titled “Short-Term Incentive Awards” in the Compensation Discussion and Analysis.

(5)

The amounts shown in this column were calculated by multiplying the executive’s Target payout by 150% in the case of Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham; and by 200% in the case of Mr. Anido, as described in the section titled “Short-Term Incentive Awards” in the Compensation Discussion and Analysis.

(6)

The amounts shown are the number of stock options granted to the named executive officers under the Company’s 2004 Equity Compensation Plan. The options vest 25% on the first anniversary of the date of grant with the balance vesting in three equal annual installments thereafter.

(7)

In February 2009, Mr. Anido was granted a performance based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criteria related to XIAFLEX. Pursuant to the terms of this award, if the performance criteria is achieved at the target level, the minimum amount of shares payable to Mr. Anido is 18,000 shares and if the performance criteria is achieved at the highest level, the maximum amount of shares that could be awarded to Mr. Anido is 27,000 shares, with the actual amount of shares to be determined by the Compensation Committee based on when the performance goal is achieved. On February 28, 2010, the Compensation Committee awarded 24,108 shares based on its evaluation of the achievement of the performance criteria. These shares vested 33 1/3% on February 28, 2010 with the balance vesting in two equal installments on February 28, 2011 and February 28, 2012.

(8)

In February 2009, Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham were each granted a performance based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criteria related to XIAFLEX. Pursuant to the terms of these awards, if the performance criteria is achieved at the target level, the minimum amount of shares payable to each of Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham is 7,000 shares and if the performance criteria is achieved at the highest level, the maximum amount of shares that could be awarded to each officer is 10,500 shares, with the actual amount of shares awarded to be determined by the Compensation Committee based on when the performance goal is achieved. On February 28, 2010, the Compensation Committee awarded 9,378 shares to each of Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham, based on its evaluation of the achievement of the performance criteria. The shares granted to each of Mr. Fickenscher, Ms. Stacey and Mr. Graham vested 33 1/3% on February 28, 2010 with the balance vesting in two equal installments on February 28, 2011 and February 28, 2012. The shares granted to Dr. Mattila, vested 33 1/3% on February 28, 2010. The remaining 66 2/3 % was subsequently forfeited upon Dr. Mattila’s separation from the Company in March 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock options and restricted stock held by the named executive officers at December 31, 2009.

		Option Awards						Stock Awards
Name	Grant Date*	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anido	7/17/2006	—	—	—	—	—		80,000	(1)	2,398,400	—		—
	7/17/2006	315,000	125,000	—	7.81	7/17/2016	(2)	—		—	—		—
	2/23/2007	42,000	42,000	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	24,000	12,000	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	15,000	45,000	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	20,000	40,000	—	32.72	2/22/2018	(11)	—		—	—		—
	2/25/2009	0	75,000	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	18,000	(14)	539,640

Fickenscher	5/18/2005	71,067	0	—	4.78	5/18/2015	(3)	—		—	—		—
	6/6/2006	45,000	15,000	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	20,000	20,000	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	6,666	3,334	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	7,500	22,500	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	10,000	20,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	0	30,900	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	7,000	(15)	209,860

Mattila (17)	3/16/2005	26,250	0	—	5.36	3/16/2015	(5)	—		—	—		—
	6/6/2006	11,250	11,250	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	8,750	17,500	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	10,000	5,000	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	7,500	22,500	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	10,000	20,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	0	30,900	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	7,000	(15)	209,860

Stacey	3/16/2005	93,501	0	—	5.36	3/16/2015	(5)	—		—	—		—
	6/6/2006	29,250	11,250	—	9.15	6/6/2016	(4)	—		—	—		—
	2/23/2007	17,363	20,000	—	13.16	2/23/2017	(6)	—		—	—		—
	2/23/2007	6,666	3,334	—	13.16	2/23/2017	(7)	—		—	—		—
	2/22/2008	7,500	22,500	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	10,000	20,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	0	30,900	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	7,000	(15)	209,860

Graham	3/19/2007	—	—	—	—	—		9,000	(9)	269,820	—		—
	3/19/2007	25,200	45,000	—	13.39	3/19/2017	(8)	—		—	—		—
	2/22/2008	7,500	22,500	—	32.72	2/22/2018	(10)	—		—	—		—
	2/22/2008	10,000	20,000	—	32.72	2/22/2018	(12)	—		—	—		—
	2/25/2009	0	30,900	—	28.50	2/25/2019	(13)	—		—	—		—
	2/25/2009	—	—	—	—	—		—		—	7,000	(15)	209,860

*	For better understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock awards.

(1)	The restrictions on these shares will lapse on July 17, 2010.

(2)	The shares underlying this option vested 25% on each of July 17, 2007 (one year after the date of grant), July 17, 2008 and July 17, 2009 with the balance vesting on July 17, 2010.

(3)	The shares underlying this option fully vested on May 18, 2009.

(4)	The shares underlying this option vested 25% on each of June 6, 2007 (one year after the date of grant), June 6, 2008 and June 6, 2009 with the balance vesting on June 6, 2010.

(5)	The shares underlying this option fully vested on March 16, 2009.

(6)	The shares underlying this option vested 25% on each of February 23, 2008 (one year after the date of grant) and February 23, 2009 with the balance vesting in two equal annual installments thereafter.

(7)

The shares underlying this option vested 33-1/3% on each of September 19, 2008 (one year after the date that the performance criteria were satisfied) and September 19, 2009 with the balance vesting on September 19, 2010.

(8)	The shares underlying this option vested 25% on each of March 19, 2008 (one year after the date of grant) and March 19, 2009 with the balance vesting in two equal annual installments thereafter.

(9)	The restrictions on these shares will lapse as follows: (i) 3,000 shares on March 19, 2010, and (ii) 6,000 shares on March 19, 2011.

(10)	The shares underlying this option vested 25% on February 22, 2009 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter.

(11)

60,000 shares underlying this option accrued (subject to vesting) on February 27, 2009 upon the satisfaction of certain performance criteria in 2008. These options vested 33-1/3% on December 27, 2009 (the 10 month anniversary of the date the performance criteria was met) with the balance vesting in two equal installments on each of October 27, 2010 and August 27, 2011.

(12)

30,000 shares underlying this option accrued (subject to vesting) on February 27, 2009 upon the satisfaction of certain performance criteria in 2008. These options vested 33-1/3% on December 27, 2009 (the 10 month anniversary of the date the performance criteria was met) with the balance vesting in two equal installments on each of October 27, 2010 and August 27, 2011.

(13)	The shares underlying this option vest 25% on February 25, 2010 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter.

(14)

In February 2009, Mr. Anido was granted a performance based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criteria related to XIAFLEX. Pursuant to the terms of this award, if the performance criteria is achieved at the target level, the minimum amount of shares payable to Mr. Anido is 18,000 shares and if the performance criteria is achieved at the highest level, the maximum amount of shares that could be awarded to Mr. Anido is 27,000 shares, with the actual amount of shares to be determined by the Compensation Committee based on when the performance goal is achieved. On February 28, 2010, the Compensation Committee awarded 24,108 shares based on its evaluation of the achievement of the performance criteria. These shares vested 33 1/3% on February 28, 2010 with the balance vesting in two equal installments on February 28, 2011 and February 28, 2012.

(15)

In February 2009, Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham were each granted a performance based restricted stock award, with the amount of shares to be determined based on the satisfaction of certain performance criteria related to XIAFLEX. Pursuant to the terms of these awards, if the performance criteria is achieved at the target level, the minimum amount of shares payable to each of Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham is 7,000 shares and if the performance criteria is achieved at the highest level, the maximum amount of shares that could be awarded to each officer is 10,500 shares, with the actual amount of shares awarded to be determined by the Compensation Committee based on when the performance criteria is achieved. On February 28, 2010, the Compensation Committee awarded 9,378 shares to each of Mr. Fickenscher, Ms. Stacey, Mr. Graham and Dr. Mattila, based on its evaluation of the achievement of the performance criteria. The shares that were granted to each Mr. Fickenscher, Ms. Stacey and Mr. Graham vested 33 1/3% on February 28, 2010 with the balance vesting in two equal installments on February 28, 2011 and February 28, 2012. The shares granted to Dr. Mattila, vested 33 1/3% on February 28, 2010. The remaining 66 2/3% was subsequently forfeited upon Dr. Mattila’s separation from the Company in March 2010.

(16)	For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2009, the last trading day of fiscal 2009, which closing price was $29.98.

(17)

Dr. Mattila’s employment with the Company was terminated on March 29, 2010. Pursuant to the terms of the Agreement and Release, dated March 18, 2010, between the Company and Dr. Mattila, Dr. Mattila has the right to exercise any outstanding stock options that were vested as of March 29, 2010 until September 30, 2010. Any options and restricted stock that were not vested as of March 29, 2010 were forfeited except for 9,375 of the unvested options scheduled to vest on June 6, 2010 that shall vest on that date and the remaining options will be cancelled. Dr. Mattila will then have the right to exercise such 9,375 options until September 30, 2010.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the named executive officers during 2009 and vesting of restricted stock held by the named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Anido	60,000	1,332,276	46,000	(2)	1,380,000
Fickenscher	28,933	680,464	13,750	(3)	343,900
Mattila	0	0	3,750	(4)	112,500
Stacey	18,636	469,386	3,750	(5)	112,500
Graham	19,800	405,088	5,000	(6)	142,830

(1)	Amounts reflect the market value of the stock on the day the restricted stock vested.

(2)	17,978 shares of common stock, representing $539,340, were withheld to satisfy tax withholding requirements.

(3)	4,307 shares of common stock, representing $108,574, were withheld to satisfy tax withholding requirements.

(4)	1,297 shares of common stock, representing $38,880, were withheld to satisfy tax withholding requirements.

(5)	1,128 shares of common stock, representing $33,840, were withheld to satisfy tax withholding requirements.

(6)	1,505 shares of common stock, representing $42,992, were withheld to satisfy tax withholding requirements.

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation to each of the named executive officers pursuant to each executive’s employment agreement in the event of termination of such executive’s employment without cause or in the event of a change in control, described in detail in “Employment Agreements and Potential Payments Upon Termination or Change in Control,” and “Tax Considerations” in the Compensation Discussion and Analysis. The amount of compensation payable to each named executive officer upon termination without cause and upon termination without cause or good reason following a change in control is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

	Termination without Cause				Change in Control
Name	Severance ($) (1)	Healthcare Benefits ($) (2)	Stock Award Acceleration ($) (3)	Total ($)	Severance ($) (4)	Healthcare Benefits ($) (5)	Stock Award Acceleration ($) (6) (7)	Excise Tax Gross-Up ($) (8)	Total ($)
Anido	869,381	14,318	5,752,460	6,636,159	1,304,072	24,619	6,998,390	—	8,327,081
Fickenscher	250,728	14,192	—	264,920	590,443	27,113	1,065,450	—	1,683,006
Mattila (9)	262,373	16,268	—	278,641	600,975	27,113	973,310	—	1,601,398
Stacey	249,797	14,192	470,048	734,037	568,016	27,113	987,337	—	1,582,466
Graham	369,647	14,192	—	383,839	616,078	27,113	1,376,892	—	2,020,083

(1)

Mr. Anido would be entitled to receive twelve months of base salary plus an amount equal to the higher of the average of his bonus for the last two years or his most recent bonus in the event of termination without cause pursuant to his employment agreement. Mr. Graham would be entitled to receive nine months of base salary and a bonus payment equal to 75% of the higher of the average of his bonus for the last two years or his most recent bonus in the event of termination without cause pursuant to his employment agreement.

Each of Mr. Fickenscher, Dr. Mattila and Ms. Stacey would be entitled to receive nine months of base salary in the event of termination without cause, or termination for disability for Dr. Mattila, pursuant to his/her employment agreement.

(2)

Each of Mr. Anido, Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham would be entitled to receive health benefits during his/her respective severance period. For Dr. Mattila, his employment agreement provides that this benefit will be provided at no cost to him and therefore his amount was not reduced for any required employee contribution.

(3)

Mr. Anido’s employment agreement and Ms. Stacey’s employment agreement state that all outstanding stock options and stock awards held on the date of termination of employment that would have otherwise become vested and exercisable during the severance period will become vested and exercisable as if the executive had remained employed during the severance period. Mr. Anido’s severance period is 12 months and Ms. Stacey’s is nine months. For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2009, the last trading day of fiscal 2009, which closing price was $29.98.

(4)

Mr. Anido would receive 1.5 times his base salary plus 1.5 times the higher of his average annual bonus paid for the two preceding fiscal years or his most recent bonus in the event of termination without cause after a change in control or if he resigns for good reason upon or during the one year period following a change in control (18 months’ severance). Each of Mr. Fickenscher, Dr. Mattila and Ms. Stacey would receive 1.25 times base salary plus 1.25 times the average annual bonus paid for the two preceding fiscal years in the event of termination without cause, or termination for disability for Dr. Mattila, after a change in control or upon a resignation for good reason upon or during the two year period following a change in control (15 months’ severance). Mr. Graham would receive 1.25 times his base salary plus 1.25 times the higher of his average bonus for the two preceding fiscal years or his most recent bonus payment in the event of termination without cause after a change in control or if he resigns for good reason upon or during the one year period following a change in control (15 months’ severance).

(5)	Each of Mr. Anido, Mr. Fickenscher, Dr. Mattila, Ms. Stacey and Mr. Graham would be entitled to receive health benefits during his/her respective severance period.

(6)	For purposes of this calculation, we used the closing price of a share of our common stock on December 31, 2009, the last trading day of fiscal 2009, which closing price was $29.98.

(7)

The employment agreements for each of the named executive officers provide that if employment is terminated without cause at any time after a change in control or if the officer resigns for good reason upon or at any time during a specified period following a change in control, all outstanding stock options shall become fully exercisable on the date of termination and all stock awards held at the time of termination shall become fully vested.

(8)	Calculated in accordance with Section 280G of the IRS Code.

(9)

Actual severance payments to be paid to Dr. Mattila as a result of his termination of employment as of March 29, 2010 are described in detail in the section titled “Employment Agreements and Potential Payments Upon a Termination or Change in Control” in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2009, the members of our Compensation Committee were Dr. Oliver Fetzer (Chairman), Dr. Chambon, and Mr. Classon. None of our executive officers served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. No member of our Compensation Committee has ever been our employee. The issuance of options to members of our Compensation Committee is discussed herein under the heading “Director Compensation.”

INFORMATION ABOUT STOCK OWNERSHIP,

AND EQUITY COMPENSATION PLAN

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of April 5, 2010 for:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each named executive officer and executive officer; and

•	all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 5, 2010 are considered outstanding. These shares, however, are not considered outstanding as of April 5, 2010 when computing the percentage ownership of each other person.

Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 47,320,599 shares of our common stock outstanding on April 5, 2010.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
(i) Certain Beneficial Owners:

FMR LLC (2) 82 Devonshire Street Boston, Massachusetts 02109	6,819,073	14.4%

Felix J. Baker and Julian C. Baker (3) 667 Madison Avenue New York, New York 10065	5,712,435	12.1%

Federated Investors, Inc. (4) Federated Investors Tower Pittsburgh, Pennsylvania 15222	4,042,868	8.5%

Wellington Management Company, LLP (5) 75 State Street Boston, MA 02109	3,405,572	7.2%

BlackRock, Inc. (6) 40 East 52nd Street New York, New York 10022	3,343,130	7.1%

Alger Associates, Incorporated (7) 111 Fifth Avenue New York, New York 10003	2,672,385	5.6%

Millennium Management LLC (8) 666 Fifth Avenue New York, New York 10103	2,429,431	5.1%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
(ii) Directors (which includes all nominees), named executive officers and all other executive officers:

Al Altomari (9)	45,000	*
Armando Anido (10)	652,385	*
Edwin A. Bescherer, Jr. (11)	70,000	*
Philippe O. Chambon, M.D., Ph.D. (12)	1,610,173	3.4%
Rolf A. Classon (13)	217,476	*
Anthony DelConte, M.D (14).	62,436	*
Benjamin Del Tito, Jr., PhD (15).	70,415	*
Oliver S. Fetzer, Ph.D. (16)	63,187	*
James E. Fickenscher (17)	211,646	*
Paul A. Friedman, M.D.	0	*
Renato Fuchs, Ph.D. (18)	30,731	*
Roger D. Graham, Jr. (19)	100,791	*
Dennis Langer, M.D., J.D. (20)	31,366	*
Jyrki Mattila, M.D., PhD. (21)	95,404	*
William T. McKee (22)	15,000	*
Jennifer Evans Stacey, Esq. (23)	207,324	*

(iii) All Directors (which includes all nominees) and current executive officers as a group (15 persons) (24)	3,387,930	6.9%

*	Less than 1%

(1)	Unless otherwise provided, all addresses should be care of Auxilium Pharmaceuticals, Inc., 40 Valley Stream Parkway, Malvern, Pennsylvania, 19355.

(2)

The information for FMR LLC and its affiliates was obtained from Schedule 13G filed by FMR Corp. with the SEC on February 16, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(3)

The information for Felix J. Baker and Julian C. Baker was obtained from Schedule 13G filed by Felix J. Baker and Julian C. Baker with the SEC on February 5, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(4)

The information for Federated Investors, Inc. and its affiliates was obtained from Schedule 13G filed by Federated Investors, Inc. with the SEC on February 11, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(5)

The information for Wellington Management Company, LLP and its affiliates was obtained from Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 12, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(6)

The information for BlackRock, Inc. and its affiliates was obtained from Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(7)

The information for Alger Associates, Incorporated and its affiliates was obtained from Schedule 13G filed by Alger Associates, Incorporated with the SEC on February 16, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(8)

The information for Millennium Management LLC and its affiliates was obtained from Schedule 13G filed by Integrated Core Strategies (US) LLC on behalf of Millennium Management LLC with the SEC on February 4, 2010 reporting beneficial ownership in the common stock of Auxilium Pharmaceuticals, Inc.

(9)	Represents shares underlying options that are exercisable within 60 days of April 5, 2010.

(10)	Includes 96,072 shares of restricted common stock and 470,750 shares underlying options that are exercisable within 60 days of April 5, 2010.

(11)	Represents shares underlying options that are exercisable within 60 days of April 5, 2010.

(12)

Consists of securities beneficially owned by Sprout Capital IX, L.P., Sprout Entrepreneurs Fund, L.P., DLJ Capital Corporation and Dr. James Niedel, and 75,000 shares underlying options held by Dr. Chambon that are exercisable within 60 days of April 5, 2010. Dr. Chambon is a Managing Director of New Leaf Venture Partners, L.L.C. (“New Leaf”). New Leaf has entered into a sub-management agreement with the Sprout Group division of Credit Suisse First Boston Private Equity, Inc. whereby New Leaf provides investment advisory services to the general partners of several Sprout investment funds, including Sprout Capital IX, L.P. and Sprout Entrepreneurs Fund, L.P. as well as DLJ Capital Corporation. Dr. Chambon is also a limited partner of a general partner of Sprout Capital IX, L.P. Dr. James Niedel is a Managing Director of New Leaf. Dr. Chambon and Dr. Niedel disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(13)	Includes 210,000 shares underlying options that are exercisable within 60 days of April 5, 2010.

(14)	Includes 6,252 shares of restricted common stock and 52,725 shares underlying options that are exercisable within 60 days of April 5, 2010.

(15)

Includes 53,550 shares and 10,542 shares underlying options that are exercisable by Dr. Del Tito and Dr. Del Tito’s spouse, respectively, within 60 days of April 5, 2010. In addition, this amount includes 2,024 shares of common stock held by Dr. Del Tito’s spouse. The inclusion of the shares of common stock and the shares underlying options held by Dr. Del Tito’s spouse shall not be construed as an admission that Dr. Del Tito is, for the purpose of Section 13(d) of the Exchange Act, the beneficial owner of such shares.

(16)	Includes 60,000 shares underlying options that are exercisable within 60 days of April 5, 2010.

(17)	Includes 6,252 shares of restricted common stock and 185,458 shares underlying options that are exercisable within 60 days of April 5, 2010.

(18)	Includes 30,000 shares underlying options that are exercisable within 60 days of April 5, 2010

(19)	Includes 12,252 shares of restricted common stock and 80,425 shares underlying options that are exercisable within 60 days of April 5, 2010.

(20)	Includes 30,000 shares underlying options that are exercisable within 60 days of April 5, 2010.

(21)

Includes 77,725 shares underlying options that are exercisable within 60 days of April 5, 2010. Dr. Mattila terminated employment with the Company as of March 29, 2010. For additional information concerning his termination of employment, see the section titled “Employment Agreements and Potential Payments Upon a Termination or Change in Control” in the Compensation Discussion and Analysis section of this proxy statement.

(22)	Represents shares underlying options that are exercisable within 60 days of April 5, 2010.

(23)	Includes 6,252 shares of restricted common stock and 189,505 shares underlying options that are exercisable within 60 days of April 5, 2010.

(24)	Includes 127,080 shares of restricted stock and 1,577,955 shares underlying options that are exercisable within 60 days of April 5, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires a company’s directors, executive officers and stockholders who beneficially own more than 10% of any class of equity securities of the company registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the company’s equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to our Reporting Persons.

Equity Compensation Plan Information

We have two equity compensation plans: (i) our 2004 Equity Compensation Plan and (ii) our 2006 Employee Stock Purchase Plan. Both plans have been approved by our stockholders. The following table provides information about the securities authorized for issuance under these equity compensation plans as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders (1)	5,359,110	$21.16	2,505,377
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	5,359,110	$21.16	2,505,377

(1)	Information for our 2006 Employee Stock Purchase Plan is included in the “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” column only.

(2)	Includes 2,444,722 shares of our common stock issuable under our 2004 Equity Compensation Plan and 60,655 shares issuable under our 2006 Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 (“Form 10-K”), including financial statements and schedules thereto, but not including exhibits, to each of our stockholders of record on April 5, 2010 and to each beneficial stockholder on that date upon written request made to our Secretary at the address set forth under the heading “Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting of Stockholders” on page 13. A reasonable fee will be charged for copies of requested exhibits. Our Form 10-K is on file with the SEC and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of our home page on the Internet at http://www.auxilium.com under the heading “For Investors—SEC Filings.”

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors,

Jennifer Evans Stacey, Esq.

Secretary

Malvern, Pennsylvania

April 30, 2010

AUXILIUM PHARMACEUTICALS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated, Effective as of April 18, 2010

1. Purpose of the Plan	1

2. Definitions	1

3. Administration of the Plan	3

4. Stock Subject to Plan	3

5. Offering Periods	3

6. Eligibility	3

7. Payroll Deductions	4

8. Purchase Rights	4

9. Accrual Limitations	6

10. Effective Date and Term of the Plan	6

11. Amendment and Termination	6

12. General Provisions	7

Schedule A	A-1

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1. PURPOSE OF THE PLAN

The Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan is intended to promote the interests of the Company (as defined in Article 2) by providing eligible employees of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

The Board (as defined in Article 2) originally adopted the Plan, effective as of July 1, 2006 and the Company’s stockholders approved the Plan on June 6, 2006. The Plan was amended and restated by the Board, effective as of July 1, 2007, to provide for automatic enrollment from one Offering Period (as defined in Article 2) to a subsequent Offering Period for any Participant (as defined in Article 2) who remains an Eligible Employee (as defined in Article 2) on the start date of such subsequent Offering Period. The Plan was amended and restated by the Board on April 18, 2010, subject to stockholder approval at the 2010 Annual Meeting, to increase the number of shares of Common Stock (as defined in Article 2) available for issuance under the Plan from 300,000 shares to 800,000 shares and to make certain other technical changes to the Plan.

2. DEFINITIONS

(a) “Board” shall mean the Company’s Board of Directors.

(b) “Change of Control” shall mean a change in ownership of the Company pursuant to any of the following transactions:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(iii) After June 6, 2006, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the common stock of the Company.

(e) “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

(f) “Company” shall mean Auxilium Pharmaceuticals, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Auxilium Pharmaceuticals, Inc. that shall adopt the Plan.

(g) “Compensation” shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in one or more Offering Periods under the Plan plus (ii) all overtime payments, bonuses and commissions received during such period. Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Compensation).

(h) “Eligible Employee” shall mean any person who is employed by a Participating Employer on a basis under which he is regularly expected to render more than 20 hours of service per week for more than five months per calendar year, for earnings considered wages under Code section 3401(a).

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Select or Global Select Market) or as such price is officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(k) “1933 Act” shall mean the Securities Act of 1933, as amended.

(l) “Offering Period” shall mean the period during which shares of Common Stock shall be offered for purchase under the Plan as described in Section 5.

(m) “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

(n) “Participating Employer” shall mean the Company and such Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Employers in the Plan are listed in the attached Schedule A.

(o) “Plan” shall mean the Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

(p) “Plan Administrator” shall mean the committee of two or more Board members appointed by the Board to administer the Plan or such other committee as may be appointed by the Board to administer the Plan.

(q) “Purchase Date” shall mean the last business day of each Offering Period.

(r) “Stock Exchange” shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

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3. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.

4. STOCK SUBJECT TO PLAN

(a) Number of Shares. Subject to adjustment as described below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 800,000 shares. Such share reserve includes (i) the 300,000 shares of Common Stock initially reserved for issuance under the Plan, plus (ii) an increase of 500,000 shares of Common Stock approved by the Board on April 18, 2010, subject to stockholder approval at the 2010 Annual Meeting. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

(b) Adjustment. If there is any change in the number or kind of shares of Common Stock outstanding by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder. In addition, the Plan Administrator shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (b) or applicable law. Any adjustments made by the Plan Administrator shall be consistent with section 423 of the Code and shall be final, binding and conclusive.

5. OFFERING PERIODS

(a) Limitations. Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

(b) Duration of Offering Period. Each Offering Period shall be of such duration (not to exceed six months) as shall be determined by the Plan Administrator prior to the beginning of such Offering Period. Unless the Plan Administrator determines otherwise before the beginning of the Offering Period, Offering Periods shall commence at six-month intervals on each January 1 and July 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Offering Period shall last for six months, ending on June 30 or December 31, as the case may be (or the next business day, if such date is not a business day).

6. ELIGIBILITY

(a) Commencement of Participation. Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date. Except as provided in Section 8(f) below, once an Eligible Employee completes the applicable enrollment forms for an Offering Period in accordance with Section 6(c), the Participant’s enrollment forms shall remain in effect for all subsequent Offering Periods; provided that the Participant remains an Eligible Employee on the start date of each such subsequent Offering Period, unless prior to the commencement of an Offering Period the Participant elects to revoke or change his enrollment form in accordance with Section 6(c).

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(b) Limitation on Participation. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

(c) Enrollment Forms. Except as provided in Sections 6(a) above or 8(f) below, in order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete an enrollment form prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) at such time on or before the beginning of that Offering Period, as determined by the Plan Administrator.

7. PAYROLL DEDUCTIONS

(a) Elections. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of 1% of the Compensation paid to the Participant during each Offering Period, up to a maximum of 10% of Compensation. The Participant shall elect his rate of payroll deduction for each Offering Period before the beginning of the applicable Offering Period, as determined by the Plan Administrator. The deduction rate so authorized shall continue in effect throughout the Offering Period, and the Participant shall have no right to reduce or increase his rate of payroll deduction during the Offering Period; provided however, that the Participant shall have the right to stop the payroll deductions authorized by the Participant and withdraw from the Offering Period as described in Section 8(f) below.

(b) Commencement. Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to a book account established on the Company’s records for the Participant, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c) Cessation of Payroll Deductions. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the Plan.

8. PURCHASE RIGHTS

(a) Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each Offering Period in which he is enrolled. The purchase right shall be granted on the first day of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, at the end of that Offering Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period ending on the Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for the Purchase Date.

(c) Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on the Purchase Date for the Offering Period shall be equal to 85% of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Offering Period or (ii) the Fair Market Value per share of Common Stock on the last day of the Offering Period (the Purchase Date).

(d) Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the

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Participant through payroll deductions during the Offering Period ending on the Purchase Date by the purchase price in effect for the Participant for the Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 15,000 shares, subject to adjustment as described in Section 4(b). In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any Purchase Date shall not exceed 150,000 shares, subject to adjustment as described in Section 4(b). The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on the Purchase Date for the Offering Period.

(e) Excess Payroll Deductions. Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

(f) Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an Offering Period:

(i) A Participant may withdraw from the Offering Period in which he is enrolled at any time prior to the Purchase Date by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to that Offering Period. Any payroll deductions collected during the Offering Period in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Offering Period in which such withdrawal occurs shall be refunded as soon as possible.

(ii) The Participant’s withdrawal from an Offering Period shall be irrevocable, and the Participant may not subsequently rejoin that Offering Period at a later date. In order to resume participation in any subsequent Offering Period, the Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the beginning of that Offering Period.

(g) Termination of Purchase Right. If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be immediately refunded to the Participant.

(h) Change of Control. Immediately prior to the effective date of any Change of Control, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Offering Period in which the Change of Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to (unless the Plan Administrator determines otherwise prior to the beginning of the particular Offering Period) 85% of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Offering Period, or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date. The Company shall use its best efforts to provide at least ten days’ prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

(i) Proration of Purchase Rights. If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be refunded.

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(j) Assignability. A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

(k) Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

9. ACCRUAL LIMITATIONS

(a) Dollar Limitation. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.

(b) Application of Dollar Limitation. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

(c) Refund. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.

(d) Conflict. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

10. EFFECTIVE DATE AND TERM OF THE PLAN

(a) Effective Date. The Plan was adopted by the Board on April 20, 2006, and became effective on July 1, 2006. The Plan, was amended and restated by the Board on April 18, 2010, subject to stockholder approval at the Company’s 2010 Annual Meeting of Stockholders.

(b) Term. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) June 30, 2016, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

11. AMENDMENT AND TERMINATION

(a) Amendment; Termination. The Board may alter, amend, suspend or terminate the Plan at any time, to become effective immediately following the close of any Offering Period. However, the Board may amend or terminate the Plan immediately at any time if the Board deems such amendment or termination is appropriate to reduce or eliminate compensation expense for financial reporting purposes in connection with the Plan.

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(b) Stockholder Approval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

12. GENERAL PROVISIONS

(a) Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

(b) No Right of Employment. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(c) Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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Schedule A

Participating Employers

Auxilium Pharmaceuticals, Inc.

A-1

PROXY

AUXILIUM PHARMACEUTICALS, INC.

This Proxy is solicited on behalf of the Board of Directors

for the

2010 Annual Meeting of Stockholders

The undersigned, revoking all prior proxies, hereby appoints Armando Anido and Jennifer Evans Stacey, Esq., and each of them, each with the power to appoint his or her substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Auxilium Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on April 5, 2010, at the Annual Meeting of Stockholders of the Company to be held on June 3, 2010 (the “Meeting”) at 9:00 a.m., local time, at its offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355, and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT – CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	Please mark your votes as indicated in this example

This Proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. This Proxy also delegates discretionary authority to the proxies to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

PROPOSAL 1. To elect as directors, to hold office until the Company’s 2011 Annual Meeting of Stockholders or until their respective successors are elected and qualified, the nine nominees listed below:

Nominees:

(01) Rolf A. Classon

(02) Al Altomari

(03) Armando Anido

(04) Edwin A. Bescherer, Jr.

(05) Philippe O. Chambon, M.D., Ph.D.

(06) Oliver S. Fetzer, Ph.D.

(07) Paul A. Friedman, M.D.

(08) Renato Fuchs, Ph.D.

(09) William T. McKee

The Board of Directors recommends a vote “FOR ALL NOMINEES”

☐	FOR ALL NOMINEES

☐	WITHHOLD FOR ALL NOMINEES

☐

For all Nominees, except as written above

PROPOSAL 2. To approve the amendment and restatement of the Auxilium Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares. The Board of Directors recommends a vote “FOR” Proposal 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3. To ratify the selection by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The Board of Directors recommends a vote “FOR” Proposal 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐